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                                                                    Exhibit 2.18





                            STOCK PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 23, 1999

                                  BY AND AMONG

                               MJD VENTURES, INC.,

                            TPG COMMUNICATIONS, INC.,

                               TPG PARTNERS, L.P.,

                              TPG PARALLEL I, L.P.,

                                 J. MILTON LEWIS

                                       AND

                                 ROBERT DI PAULI


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                                TABLE OF CONTENTS

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ARTICLE 1.         DEFINITIONS............................................................................1

     Section 1.1        Definitions.......................................................................1

     Section 1.2        Clarifications....................................................................7

ARTICLE 2.         PURCHASE AND SALE OF SHARES............................................................7

     Section 2.1        Purchase and Sale of Shares.......................................................7

     Section 2.2        Purchase Price....................................................................7

     Section 2.3        Determination of Adjustment Assets and Adjustment Liabilities;
                        Determination of Capital Expenditure Adjustment...................................8

     Section 2.4        Closing Place; Date and Time.....................................................11

     Section 2.5        Deliveries at the Closing........................................................12

ARTICLE 3.         REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND TPGC................................13

     Section 3.1        Organization and Good Standing...................................................13

     Section 3.2        Authority; No Consents or Governmental Authorizations;
                        No Breach of Statute or Contract; Enforceability.................................13

     Section 3.3        Ownership of Shares..............................................................14

     Section 3.4        Capitalization of TPGC and the Subsidiaries......................................14

     Section 3.5        Telephone Exchange Assets........................................................15

     Section 3.6        Tax Matters......................................................................15

     Section 3.7        Employee Benefit Plans...........................................................16

     Section 3.8        Broker's or Finder's Fees........................................................18

     Section 3.9        Financial Statements.............................................................18

     Section 3.10       Accounts Receivable..............................................................18

     Section 3.11       Access Lines and Exchanges.......................................................19

     Section 3.12       Absence of Undisclosed Liabilities...............................................19

     Section 3.13       Existing Condition...............................................................19

     Section 3.14       Title to Properties..............................................................20

     Section 3.15       Litigation.......................................................................20

     Section 3.16       Environmental Laws; Compliance with Law..........................................21

     Section 3.17       Tariffs; FCC Licenses; Non-FCC Authorizations....................................21

     Section 3.18       Unions; Employees................................................................22
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     Section 3.19       Transactions with Affiliates.....................................................23

     Section 3.20       Year 2000........................................................................23

     Section 3.21       Contracts and Commitments........................................................23

     Section 3.22       Disclosure Schedule..............................................................23

ARTICLE 4.         REPRESENTATIONS AND WARRANTIES OF BUYER...............................................24

     Section 4.1        Organization, Standing and Authority.............................................24

     Section 4.2        Authority; No Consents or Governmental Authorizations;
                        No Breach of Statute or Contract; Enforceability.................................24

     Section 4.3        Broker's or Finder's Fees........................................................25

     Section 4.4        Purchase for Investment..........................................................25

     Section 4.5        Capital Resources................................................................25

ARTICLE 5.         CERTAIN AGREEMENTS....................................................................25

     Section 5.1        Conduct of the Business..........................................................25

     Section 5.2        Access to Information............................................................27

     Section 5.3        Efforts; Further Assurances; Permits.............................................28

     Section 5.4        Books and Records................................................................29

     Section 5.5        FCC Consents.....................................................................29

     Section 5.6        Non-FCC Consents.................................................................30

     Section 5.7        HSR Act Review...................................................................30

     Section 5.8        Tax Matters......................................................................31

     Section 5.9        Confidentiality of Information...................................................32

     Section 5.10       Effect of Due Diligence and Related Matters......................................32

     Section 5.11       Texas Pacific Group and TPG Names................................................32

     Section 5.12       Environmental Issues.............................................................33

     Section 5.13       Payment of Dividends; Inter-LATA Subsidy.........................................33

     Section 5.14       Financing........................................................................34

ARTICLE 6.         CONDITIONS TO CLOSING.................................................................34

     Section 6.1        Conditions to Obligation of Buyer................................................34

     Section 6.2        Conditions to Obligations of the Sellers.........................................34
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                                                (CONTINUED)

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ARTICLE 7.         INDEMNIFICATION.......................................................................35

    Section 7.1        Indemnification by the Sellers....................................................35

    Section 7.2        Indemnification by Buyer..........................................................36

    Section 7.3        Survival of Representations and Warranties........................................36

    Section 7.4        Method of Asserting Claims........................................................37

    Section 7.5        Limitations on Indemnification....................................................38

ARTICLE 8.         TERMINATION OF AGREEMENT; PAYMENT OF EXPENSES; WAIVER OF CONDITIONS...................39

     Section 8.1        Termination of Agreement.........................................................39

     Section 8.2        Payment of Expenses; Waiver of Conditions........................................40

ARTICLE 9.         MISCELLANEOUS.........................................................................40

     Section 9.1        Amendments.......................................................................40

     Section 9.2        Fees and Expenses................................................................40

     Section 9.3        Public Announcements.............................................................40

     Section 9.4        Governing Law....................................................................40

     Section 9.5        Notices..........................................................................40

     Section 9.6        Assignment and Binding Effect....................................................42

     Section 9.7        Entire Agreement.................................................................42

     Section 9.8        Severability.....................................................................42

     Section 9.9        Counterparts.....................................................................42

     Section 9.10       Exclusive Benefits...............................................................42

     Section 9.11       Delays or Omissions..............................................................42

     Section 9.12       Construction.....................................................................42
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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of December 23, 1999, and is entered into by and among TPG PARTNERS, L.P., a Delaware limited partnership, TPG PARALLEL I, L.P., a Delaware limited partnership, J. MILTON LEWIS and ROBERT DI PAULI (being sometimes referred to herein individually as a "Seller" and collectively as the "Sellers"), TPG COMMUNICATIONS, INC., a Delaware corporation ("TPGC"), and MJD VENTURES, INC., a Delaware corporation ("Buyer").

                                   WITNESSETH:

      WHEREAS, the Sellers own 1,000,000 shares of the issued and outstanding Common Stock, par value $0.01 per share, of TPGC (the "Shares"), representing all of the issued and outstanding shares of capital stock in TPGC;

      WHEREAS, TPGC and the Subsidiaries (as defined herein) possess certain rights to provide and operate wireline telecommunications services pursuant to operating authorities issued by the public utilities commissions or similar authorities of various states, and own certain assets used to provide such services in the Telephone Exchanges (as defined herein); and

      WHEREAS, the Sellers wish to sell, assign, convey and transfer to Buyer the Shares and Buyer wishes to purchase the Shares upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the promises and the respective covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1. DEFINITIONS.

      Section 1.1 DEFINITIONS. The following terms used in this Agreement shall have the respective meanings set forth below:

      "Accountant" shall have the meaning set forth in Section 2.3(f).

      "Accounts Receivable" shall mean accounts receivable arising from the operation of the Business that have been earned by TPGC or any of the Subsidiaries for the provision of service on or before the Closing Date.

      "Adjustment Assets" shall have the meaning set forth in Section 2.3(b).

      "Adjustment Liabilities" shall have the meaning set forth in Section
2.3(b).

      "Agreement" shall have the meaning set forth in the introductory paragraph hereof.

      "APSC" shall mean the Alabama Public Service Commission.

      "Assets" shall mean all the tangible and intangible assets of TPGC and the Subsidiaries used or held for use in connection with the conduct of the Business or operations of the Telephone Exchanges.

      "Base Purchase Price" shall have the meaning set forth in Section 2.2.

      "Benefit Plan" shall mean any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or other employee benefit plan as defined in
Section 3(3) of ERISA or any material, non-ERISA covered benefit plan to which TPGC or any entity related to TPGC (under the terms of Sections 414 (b), (c) or (m) of the Code) contributes or which TPGC or any entity related to TPGC (under the terms of Sections 414 (b), (c) or (m) of the Code) sponsors or maintains.

      "Books and Records" shall mean all of TPGC's and each of the Subsidiaries' available customer or subscriber lists and records, accounts and billing records (including a copy of the general ledger and the summary trial balances), CPRs, equipment records, plans, blueprints, specifications, designs, drawings, surveys, engineering reports, personnel records (where applicable), FCC Licenses, Non-FCC Authorizations, permits, authorizations, licenses and agreements with any other Governmental Entity and all other documents, computer data and records (including records and files on computer disks or stored electronically) relating to TPGC and its Subsidiaries.

      "Business" shall mean the business of providing in the geographic area comprising the Telephone Exchanges (i) local exchange, exchange access, intraLATA toll and interLATA telecommunications services to end users, including any prepaid services, (ii) exchange access telecommunications services to interexchange carriers and other local exchange carriers, (iii) retail sales of telephone equipment and products and (iv) non-tariffed public communications (pay telephones) and commercial telecommunications services facilities leasing, as currently being provided by TPGC and the Subsidiaries.

      "Capital Expenditure Adjustment" shall have the meaning set forth in
Section 2.2.

      "Cap-X Reimbursement Date" shall mean that day which is the 30th day after the date of the Required Consent Notice.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Claim Notice" shall have the meaning set forth in Section 7.4(a).

      "Closing" shall have the meaning set forth in Section 2.4.

      "Closing Balance Sheet" shall have the meaning set forth in Section
2.3(d).

      "Closing Capital Expenditure Adjustment Statement" shall have the meaning set forth in Section 2.3(d).

      "Closing Cash Payments" shall have the meaning set forth in Section
2.2(a).

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      "Closing Date" shall have the meaning set forth in Section 2.4.

      "CoBank Loan Agreement" shall mean that certain Loan Agreement dated as of April 11, 1996, as amended, by and between TPG Finance Corporation and CoBank, ACB ("CoBank") and the related documents entered into in connection therewith, including the inter-company loans and notes by and among the Subsidiaries of TPGC.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Common Stock" shall mean the common stock, par value $0.01 per share, of TPGC.

      "Confidentiality Agreement" shall mean the confidentiality letter agreement, dated as of September 14, 1999, by and between Buyer and TPGC.

      "Consents" shall mean the consents, permits, approvals, orders or authorizations of third parties necessary to transfer the Shares to Buyer or otherwise to consummate the transactions contemplated by this Agreement (other than the Required Consents).

      "CPRs" shall have the meaning set forth in Section 3.5.

      "Di Pauli Agreement" shall have the meaning set forth in Section 3.12 of the Disclosure Schedule.

      "Disclosure Schedule" shall mean the Disclosure Schedule annexed hereto, including the Introduction thereto.

      "Effective Time" shall mean 12:01 a.m., Eastern Standard Time, on the Closing Date.

      "Environmental Law" shall mean any law, statute, ordinance, decree, order, judgment, common law, rule, regulation, permit or permit condition, or any other binding requirement of lawful government authority, pertaining to the protection of the environment, human health or worker safety, including but not limited to any such requirements affecting land use, emissions, discharges or releases to air, soil, surface water, groundwater, or to the emission, discharge, or release of any pollutant, contaminant, or Hazardous Material, or to any other environmental matter, including without limitation, the following laws, as the same may be amended and in effect from time to time: (a) The Clean Air Act; (b) the Clean Water Act; (c) the Resource Conservation and Recovery Act; (d) CERCLA;
(e) the Safe Drinking Water Act; (f) the Toxic Substances Control Act; (g) the Oil Pollution Act; (h) the Emergency Planning and Community Right to Know Act; and (i) the Hazardous Materials Transportation Act; and all equivalent state and local laws and any regulations thereunder.

      "Equity Interests" means any and all shares, interests or other equivalent interests (however designated) in the equity of any Person, including capital stock, partnership interests and membership interests, and including any rights, options or warrants with respect thereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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      "FCC" shall mean the Federal Communications Commission or any other
Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

      "FCC Consents" shall have the meaning set forth in Section 5.5.

      "FCC Licenses" shall mean all licenses, certificates, permits or other authorizations granted to TPGC or any of the Subsidiaries by the FCC that are used in the conduct of the Business.

      "Financing" shall have the meaning set forth in Section 4.5.

      "FPSC" shall mean the Florida Public Service Commission.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

      "Governmental Entity" shall mean any court or any federal, state, local or foreign governmental, legislative or regulatory body, agency, department, authority or instrumentality.

      "GPSC" shall mean the Georgia Public Service Commission.

      "Hazardous Materials" shall mean (a) any pollutant, contaminant, toxic substance, hazardous substance or waste, including, without limitation, any petroleum or petroleum products, polychlorinated biphenyls, or asbestos, (b) any hazardous substances as defined by ss. 101(14) of CERCLA and (c) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indebtedness for Borrowed Money" shall mean, without duplication, the aggregate amount of all (i) indebtedness for money borrowed (including the CoBank Loan Agreement) from Persons other than TPGC or any of its Subsidiaries;
(ii) obligations evidenced by bonds, debentures, notes or similar debt instruments; and (iii) interest expense and other charges accrued but unpaid with respect to any item included in (i) or (ii) hereof; provided, however, Indebtedness for Borrowed Money shall not include (u) any amounts included in the Adjustment Liabilities; (v) any prepayment penalty, on or relating to any of such indebtedness which is payable as a result of any such indebtedness being paid at the Closing; (w) performance bonds, sureties or other similar assurances and guaranties and amounts available to be drawn under any outstanding letters of credit so long as any such amounts are not called upon or drawn upon on or prior to the Closing Date; (x) trade payables, (y) expenses accrued in the ordinary course of business, or (z) customer advance payments and customer deposits received in the ordinary course of business.

      "Indemnifiable Losses" shall have the meaning set forth in Section 7.1.

      "Indemnitee" shall have the meaning set forth in Section 7.4.

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      "Indemnitor" shall have the meaning set forth in Section 7.4.

      "Lewis Agreement" shall have the meaning set forth in Section 3.12 of the Disclosure Schedule.

      "Lien" shall mean, with respect to any Asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Asset.

      "Material Adverse Effect" shall mean a material adverse effect on the financial condition, Assets or results of operations of the Business, other than effects relating to or arising from (i) the economy of the United States generally or of any one or more of the States of Alabama, Florida and Georgia in particular, (ii) any disruption or adverse change in the financial or capital markets generally, other than a material disruption or adverse change which results in a general banking moratorium being declared by either the Federal or New York State authorities; or (iii) events or circumstances that affect the Business in the same manner and to the same extent as other businesses in the telecommunications industry generally.

      "Multiemployer Plan" shall mean each Benefit Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

      "Non-FCC Authorizations" shall mean all licenses, certificates, permits, consents, approvals, or other authorizations granted to TPGC or any of the Subsidiaries by the FPSC, APSC or GPSC, that are used in or relate to the conduct of the Business.

      "Non-FCC Consents" shall have the meaning set forth in Section 5.6.

      "Notice Period" shall have the meaning set forth in Section 7.4(b).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      "Performance Plan" shall have the meaning set forth in Section 3.12 of the Disclosure Schedule.

      "Permitted Lien" shall mean (a) mechanics', carriers', workers' and repairmens' Liens, purchase money security interests and other similar Liens arising or incurred in the ordinary course of business related to obligations as to which (i) there is no default on the part of TPGC or any of the Subsidiaries and (ii) neither TPGC nor any of the Subsidiaries has received notice of the commencement of foreclosure actions with regard thereto; (b) Liens for current Taxes and assessments not yet delinquent, or the amount or validity of which is being contested in good faith by appropriate proceedings during which collection or enforcement against the relevant property is stayed; (c) applicable zoning laws and ordinances and municipal regulations and rights reserved to or vested in any Governmental Entity to control or regulate real property and realty rights; (d) Liens set forth in TPGC's or any of its Subsidiaries' continuing property records; and (e) any other Liens that do not materially interfere with the operation of the Asset which is subject to such Lien.

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      "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a Governmental Entity or political subdivision or an agency or instrumentality thereof.

      "Plan Participant" shall mean any Person holding rights to acquire options pursuant to the Performance Plan.

      "Preliminary Balance Sheet" shall have the meaning set forth in Section 2.3(c).

      "Preliminary Capital Expenditure Adjustment Statement" shall have the meaning set forth in Section 2.3(c).

      "Purchase Price" shall have the meaning set forth in Section 2.2.

      "Required Consent Notice" shall have the meaning set forth in Section 2.4.

      "Required Consents" shall mean the FCC Consents, the Non-FCC Consents and any consents required pursuant to the HSR Act.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Sellers" shall have the meaning set forth in the introductory paragraph hereof.

      "Sellers' Adjustment Dispute Report" shall have the meaning set forth in
Section 2.3(e).

      "Sellers' Dispute Report" shall have the meaning set forth in Section 2.3(e).

      "Sellers' Expenses" shall mean all out-of-pocket costs, expenses, legal fees, accounting fees, broker's fees (including the fees of Donaldson, Lufkin & Jenrette Securities Corporation), and other payments incurred by Sellers, TPGC or any of its Subsidiaries in connection with the sale of the Shares, whether incurred in connection with the transactions with Buyer contemplated by this Agreement or in connection with the preparation for or offer of the Shares for sale or any discussions or negotiations with, or due diligence investigations by, other possible parties to any sale, recapitalization or merger, transaction, or otherwise, including any prepayment penalties on or relating to any Indebtedness for Borrowed Money which are payable as a result of any such indebtedness being paid at the Closing; provided, however, Sellers' Expenses shall not include any payments, fees or expenses that Buyer is obligated to pay hereunder, including, without limitation, any transfer taxes, filing fees or other similar expenses, fees and liabilities resulting from the transactions contemplated by this Agreement.

      "St. Joe" shall mean St. Joe Communications, Inc., a wholly-owned subsidiary of TPGC.

      "St. Joe Balance Sheet" and "St. Joe Balance Sheet Date" shall have the respective meanings set forth in Section 3.9.

      "Stock Option Holder" shall mean any Person holding any options to acquire shares of Common Stock pursuant to the Di Pauli Agreement or the Lewis Agreement.

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      "Subsidiaries" shall mean the corporations identified as such in Section
3.1 of the Disclosure Schedule.

      "Taxes" shall mean all taxes, charges, fees, levies or other assessments, federal, state, local or foreign, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), capital stock, social security (or similar), unemployment, disability, registration, value added, alternative or add-on minimum, real property, personal property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (federal, state, local or foreign).

      "Tax Returns" shall mean all returns, declarations, reports, claims for refund, statements and other documents required or permitted to be filed with any Governmental Entity in respect of any Tax and "Tax Return" shall mean one of the foregoing Tax Returns.

      "Telephone Exchanges" shall mean the telephone exchanges served by the Subsidiaries, including without limitation those exchanges listed in Section
3.11 of the Disclosure Schedule.

      "Termination Date" shall have the meaning set forth in Section 8.1.

      "Welfare Plan" shall mean any "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

      "Working Capital" shall have the meaning set forth in Section 2.3(a).

      "Working Capital Adjustment" shall have the meaning set forth in Section 2.3(a).

      Section 1.2 CLARIFICATIONS. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. Use of the word "including" herein shall be deemed and construed to mean "including but not limited to." Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section or Schedule is a reference to a Section of this Agreement or a Schedule included within the Disclosure Schedule hereto, and the terms "hereof," "herein" and other like terms refer to this Agreement as a whole, including the Disclosure Schedule hereto, and not solely to any particular part hereof.

ARTICLE 2. PURCHASE AND SALE OF SHARES.

      Section 2.1 PURCHASE AND SALE OF SHARES. On the Closing Date, subject to the terms and conditions hereinafter set forth, the Sellers shall sell, and Buyer shall purchase, all of the Shares.

      Section 2.2 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") to be paid by Buyer for the Shares shall be $210,000,000 minus the amount of Indebtedness for Borrowed Money of TPGC and the Subsidiaries, on a consolidated basis, outstanding as of the Effective Time (including interest payable, the current portion of long term debt and revolver debt) (the "Base Purchase Price"), (i) plus or minus the Working Capital Adjustment determined as of the Effective Time in accordance with Section 2.3 hereof and (ii) plus, if the Closing does not occur prior to the Cap-X Reimbursement Date, the aggregate amount of capital expenditures expended in cash by TPGC or any of its Subsidiaries from and after the Cap-X Reimbursement Date until the Closing (the "Capital Expenditure Adjustment"). The Purchase Price shall be paid by Buyer to the Sellers as follows:

            (a) CLOSING CASH PAYMENTS. Buyer shall pay or cause to be paid at the Closing (the "Closing Cash Payments"), by federal wire transfer of immediately available funds pursuant to wire instructions provided by the Sellers, which wire instructions shall be delivered at least two days prior to
Closing: (i) to the Sellers, each Stock Option Holder and each Plan Participant as set forth in such wire instructions the Base Purchase Price, as adjusted by the Working Capital Adjustment determined at Closing on the basis of the Preliminary Balance Sheet, plus the Capital Expenditure Adjustment if and to the extent payable, determined at the Closing on the basis of the Preliminary Capital Expenditure Statement; (ii) to the holders of Indebtedness for Borrowed Money, the amount of Indebtedness for Borrowed Money outstanding as of the Effective Time; and (iii) to the holder or obligee thereof, any Adjustment Liability which is due and payable as of the Effective Time, including, without limitation, any Sellers' Expenses.

            (b) FINAL ADJUSTMENT. If the Purchase Price as finally determined in accordance with Section 2.3(e) or Section 2.3(f) is greater than the Closing Cash Payments, then Buyer shall pay to the Sellers an amount equal to such excess within five days after the date on which the Working Capital Adjustment and the Capital Expenditure Adjustment as of the Closing Date are so finally determined. If the Purchase Price as finally determined is less than the Closing Cash Payments at the Closing, then the Sellers shall pay to Buyer an amount equal to such difference within five days after the date on which the Working Capital Adjustment and the Capital Expenditure Adjustment, as of the Closing Date, are finally determined in accordance with Section 2.3(e) or Section 2.3(f).

      Section 2.3 DETERMINATION OF ADJUSTMENT ASSETS AND ADJUSTMENT LIABILITIES; DETERMINATION OF CAPITAL EXPENDITURE ADJUSTMENT.

            (a) WORKING CAPITAL. For purposes of this Agreement, "Working Capital" shall mean Adjustment Assets less the sum of (i) Adjustment Liabilities and (ii) $2,200,000, and "Working Capital Adjustment" shall mean the amount determined as provided in the following sentence. If the Working Capital is positive, then the Base Purchase Price shall be increased by the amount of such positive amount; or if the Working Capital is negative, then the Base Purchase Price shall be reduced by such negative amount.

            (b) DEFINITION OF ADJUSTMENT ASSETS AND ADJUSTMENT LIABILITIES. "Adjustment Assets" shall mean, without duplication, all current assets of TPGC and the Subsidiaries as of the Effective Time, determined in accordance with GAAP, including, but not limited to, all cash, cash equivalents and Accounts Receivable, and "Adjustment Liabilities" shall mean, without duplication, all current liabilities of TPGC and the Subsidiaries as of the Effective Time, determined in accordance with GAAP, which, notwithstanding the foregoing, shall include Sellers' Expenses that have not been paid by TPGC or any of its Subsidiaries prior to the Closing Date, but shall exclude (i) any Indebtedness for Borrowed Money with respect to which a deduction has been made in calculating the Purchase Price in Section 2.2; (ii) any transfer taxes, filing fees or other similar expenses, fees and liabilities resulting from the transactions contemplated by this Agreement that Buyer is obligated to pay hereunder; and (iii) any amounts in respect of capital expenditures incurred by TPGC or any of the Subsidiaries after the Cap-X Reimbursement Date, which are accrued but remain unpaid, subject to the following provisions:

                  (i) Items that may be considered prepaid or accrued, as applicable, as of the Effective Time, shall include, to the extent applicable and in accordance with GAAP, business and license fees; utility charges, fees, and deposits; real and personal property taxes and assessments levied against the Assets; property and equipment rentals and other payments (including deposits) under leases; applicable copyright or other fees; sales and service charges; Taxes which are not due and payable as of the Closing Date; employee compensation, including wages, salaries, accrued sick leave, severance pay, and earned vacation time; and similar prepaid and deferred items;

                  (ii) Accounts Receivable shall be included in Adjustment Assets net of reserves for doubtful accounts, which amounts shall be calculated in a manner consistent with GAAP and the accounting policies of TPGC and the Subsidiaries; and

                  (iii) To the extent consistent with GAAP, revenues and expenses shall be treated as prepaid or accrued so as to reflect the principle that revenues and expenses attributable to the period prior to the Effective Time shall be for the account of the Sellers and revenues and expenses attributable to the period after the Effective Time shall be for the account of Buyer.

            (c) PRELIMINARY BALANCE SHEET; PRELIMINARY CAPITAL
EXPENDITURE ADJUSTMENT STATEMENT.

                  (i) At least ten (10) days prior to the Closing, the Sellers shall prepare and deliver to Buyer an estimated consolidated balance sheet of TPGC and the Subsidiaries as of the Closing Date, certified to his knowledge to be accurate and to have been prepared in accordance with the terms of this Agreement by James Faison (without personal liability), Vice President/Controller of TPGC (the "Preliminary Balance Sheet"). The Preliminary Balance Sheet shall be prepared by the Sellers in good faith and shall be accompanied by all information reasonably necessary to determine the amount of Working Capital as of the Effective Time, to the extent such amounts can be determined or estimated as of the date of the Preliminary Balance Sheet. The parties shall negotiate in good faith to resolve any dispute and to reach an agreement on the amount of the Working Capital Adjustment (which amount shall be subject to final determination as provided in Section 2.3(d), (e) and (f)). Notwithstanding the foregoing, to the extent that the parties do not reach an agreement on the Working Capital Adjustment by the Closing, then the Working Capital Adjustment set forth in the Preliminary Balance Sheet shall be used in determining the Closing Cash Payments.

                  (ii) At least ten (10) days prior to the Closing, the Sellers shall prepare and deliver to Buyer their estimate of the Capital Expenditure Adjustment as of the Closing Date, to the extent it is payable in accordance with Section 2.2 hereof (the "Preliminary Capital Expenditure Adjustment Statement"). The Preliminary Capital Expenditure Adjustment Statement shall be prepared by the Sellers in good faith and shall be accompanied by all information reasonably necessary to determine the Capital Expenditure Adjustment as of the Effective Time, to the extent such amounts can be determined or estimated as of the date of the Closing. The parties shall negotiate in good faith to resolve any dispute and to reach an agreement on the amount of the Capital Expenditure Adjustment prior to Closing(which amount shall be subject to final determination as provided in Section 2.3(d), (e) and (f)). Notwithstanding the foregoing, to the extent that the parties do not reach an agreement on the Capital Expenditure Adjustment by the Closing, then the Capital Expenditure Adjustment set forth in the Preliminary Capital Expenditure Adjustment Statement shall be used in determining the Closing Cash Payments.

            (d) CLOSING BALANCE SHEET; CLOSING CAPITAL EXPENDITURE ADJUSTMENT STATEMENT.

                  (i) Within 60 days after the Closing Date, Buyer shall prepare and deliver to the Sellers an unaudited consolidated balance sheet of TPGC and the Subsidiaries as of the Closing Date, certified to his knowledge to be accurate and to have been prepared in accordance with the terms of this Agreement by the chief financial officer (without personal liability) of Buyer (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared by Buyer in good faith and shall be accompanied by all information reasonably necessary to determine the amount of Working Capital as of the Effective Time. The Sellers shall cooperate with Buyer in the preparation of the Closing Balance Sheet. In the event that Buyer fails to deliver the Closing Balance Sheet within 60 days after the Closing Date, the Preliminary Balance Sheet shall be deemed to be the Closing Balance Sheet and shall be deemed to be delivered to the Sellers by Buyer on the 60th day following the Closing Date.

                  (ii) Within 60 days after the Closing Date, Buyer shall prepare and deliver to the Sellers its estimate of the Capital Expenditure Adjustment as of the Closing Date, to the extent it is payable in accordance with Section 2.2 hereof (the "Closing Capital Expenditure Adjustment Statement"). The Closing Capital Expenditure Adjustment Statement shall be prepared by Buyer in good faith and shall be accompanied by all information reasonably necessary to determine the Capital Expenditure Adjustment as of the Effective Time. The Sellers shall cooperate with Buyer in the preparation of the Closing Capital Expenditure Adjustment Statement. In the event that Buyer fails to deliver the Closing Capital Expenditure Adjustment Statement within 60 days after the Closing Date, the Preliminary Capital Expenditure Adjustment Statement shall be deemed to be the Closing Capital Expenditure Adjustment Statement and shall be deemed to be delivered to the Sellers by Buyer on the 60th day following the Closing Date.

            (e) SELLERS' RIGHT TO OBJECT.

                  (i) Buyer shall allow the Sellers and their agents access at all reasonable times after the Closing Date to the books, records and accounts of TPGC and the Subsidiaries to allow the Sellers to examine the accuracy of the Closing Balance Sheet. Within 30 days after the date that the Closing Balance Sheet is delivered by Buyer to the Sellers pursuant to Section 2.3(d)(i) hereof, the Sellers shall complete their examination thereof and may deliver to Buyer a written report setting forth any proposed adjustments to the Closing Balance Sheet (the "Sellers' Dispute Report"). If the Sellers notify Buyer of their acceptance of the amount of Working Capital as of the Effective Time shown on the Closing Balance Sheet, or if the Sellers fail to deliver a report of proposed adjustments to the Closing Balance Sheet within the 30 day period specified in the preceding sentence, the amount of Working Capital as of the Effective Time shown on the Closing Balance Sheet shall be conclusive and binding on the parties as of the last day of such 30 day period.

                  (ii) Buyer shall also allow the Sellers and their agents access at all reasonable times after the Closing Date to the books, records and accounts of TPGC and the Subsidiaries to allow the Sellers to examine the accuracy of the Closing Capital Expenditure Adjustment Statement. Within 30 days after the date that the Closing Capital Expenditure Adjustment Statement is delivered by Buyer to the Sellers pursuant to Section 2.3(d)(ii) hereof, the Sellers shall complete their examination thereof and may deliver to Buyer a written report setting forth any proposed adjustments to the Closing Capital Expenditure Adjustment Statement (the "Sellers' Adjustment Dispute Report"). If the Sellers notify Buyer of their acceptance of the amount of the Capital Expenditure Adjustment as of the Effective Time shown on the Closing Capital Expenditure Adjustment Statement, or if the Sellers fail to deliver a report of proposed adjustments to the Closing Capital Expenditure Adjustment Statement within the 30 day period specified in the preceding sentence, the amount of the Closing Capital Expenditure Adjustment Statement as of the Effective Time shown on the Closing Capital Expenditure Adjustment Statement shall be conclusive and binding on the parties as of the last day of such 30 day period.

            (f) RESOLUTION OF DISPUTES. Buyer and the Sellers shall use good faith efforts to resolve any dispute involving the amount of Working Capital and the Capital Expenditure Adjustment. If the Sellers and Buyer fail to agree on the amount of Working Capital and the Capital Expenditure Adjustment within 15 days after the Sellers' delivery of the Sellers' Dispute Report and Sellers' Adjustment Dispute Report, as applicable, pursuant to Section 2.3(e), then Buyer and the Sellers shall each set forth in writing such party's or parties' determination of Working Capital and the Capital Expenditure Adjustment, and they hereby jointly designate Arthur Andersen LLP (the "Accountant") to resolve their dispute. The Accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of the Accountant shall be shared by Buyer and the Sellers in such percentage amounts as shall be determined based upon the proportional differences between the Working Capital and the Capital Expenditure Adjustment determined by the Accountant and the Working Capital and the Capital Expenditure Adjustment determined by Buyer, on the one hand, and the Sellers, on the other.

      Section 2.4 CLOSING PLACE; DATE AND TIME. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Dow, Lohnes & Albertson PLLC, 1200

New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or at such other place as the parties may agree, at 9:00 a.m., local time, on the date designated by the Sellers in a written notice delivered to Buyer pursuant to Section 9.5, provided such date shall be at least five business days, but not more than 30 calendar days, after the date on which the Sellers shall have notified Buyer in writing of their determination that all Required Consents have been obtained (such notice, the "Required Consent Notice"), or at such other time as the parties may agree (the "Closing Date"). Such Closing shall be deemed to have occurred as of the Effective Time.

      Section 2.5 DELIVERIES AT THE CLOSING.

            (a) At the Closing, Buyer shall deliver the following to the
Sellers:

                  (i) the Closing Cash Payments by wire transfer of immediately available funds to accounts designated by the Sellers in writing not later than two business days before the Closing Date;

                  (ii) certified copies of resolutions duly adopted by Buyer constituting all necessary corporate authorization for the consummation by Buyer of the transactions contemplated by this Agreement;

                  (iii) the certificate required by Section 6.2(a);

                  (iv) certificates of incumbency for all relevant officers or directors of Buyer executing this Agreement and any other documents pursuant to this Agreement;

                  (v) an opinion or opinions of counsel to Buyer in form and substance reasonably acceptable to the Sellers; and

                  (vi) such other certificates, instruments and documents as the Sellers may reasonably request.

            (b) At the Closing, the Sellers shall deliver the following to
Buyer:

                  (i) the certificates for all of the Shares, with stock powers duly assigning them to Buyer;

                  (ii) the certificates required by Section 6.l(a);

                  (iii) certified copies of the Certificate of Incorporation and By-laws of TPGC and each of the Subsidiaries and evidence of good standing of each in its respective jurisdiction of incorporation and in each jurisdiction where each is qualified to transact business as a foreign corporation;

                  (iv) the written resignations effective as of the Closing Date of all directors and officers of TPGC and each of the Subsidiaries;

                  (v) an opinion or opinions of counsel to the Sellers in form and substance reasonably acceptable to Buyer; and

                  (vi) A certificate executed by each Seller, in a form reasonably satisfactory to the Buyer, pursuant to Section 1.1445-2(b)(2) of the Treasury Regulations, certifying that such Seller is not a foreign person;

                  (vii) copies of documentation evidencing the Required Consents; and

                  (viii) such other certificates, instruments and documents as Buyer may reasonably request.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND TPGC

      The Sellers and TPGC jointly and severally (subject to Section 7.1(b)) hereby represent and warrant as follows to Buyer:

      Section 3.1 ORGANIZATION AND GOOD STANDING.

            (a) TPGC and each of the Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has the full corporate power and authority to conduct the Business as currently conducted by each and to own and operate the Assets and properties now owned and operated by each. Section
3.1 of the Disclosure Schedule sets forth the full corporate name of each of the Subsidiaries and the state of incorporation of TPGC and each of the Subsidiaries and each other jurisdiction in which TPGC or the Subsidiaries is qualified to do business. TPGC and the Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction listed in Section 3.1 of the Disclosure Schedule, which are all the jurisdictions in which such qualification is required, other than in such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.

            (b) The Sellers have delivered to Buyer true and correct copies of the Certificate of Incorporation and By-laws of TPGC and each of the Subsidiaries.

      Section 3.2 AUTHORITY; NO CONSENTS OR GOVERNMENTAL AUTHORIZATIONS; NO BREACH OF STATUTE OR CONTRACT; ENFORCEABILITY.

            (a) TPGC and each Seller that is not an individual have the full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby in the manner herein provided. Each Seller that is an individual has the full power and legal capacity to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby in the manner herein provided. The execution and delivery of this Agreement by TPGC and each Seller that is not an individual and the consummation and performance by TPGC and each such Seller of the transactions contemplated hereby in the manner herein provided have been duly and validly authorized by all necessary corporate or limited partnership action, as the case may be.

            (b) Subject to obtaining the Required Consents, neither the execution and delivery by the Sellers and TPGC of this Agreement nor the consummation and performance by the Sellers and TPGC of the transactions contemplated hereby in the manner herein provided (i) require the approval, consent, authorization or order of, or any filing, qualification or registration with or notice to, any Governmental Entity or any other third party, other than
(A) approvals, consents, authorizations, filings or notices of a character such that a failure to obtain, file or give them would not singly or in the aggregate have a Material Adverse Effect, and (B) approvals, consents, authorizations, filings or notices which have been properly and validly obtained, made or given, or (ii) conflict with or will result in an uncured or unwaived breach or violation of any term or provision of, constitute a default under or will cause the acceleration of any payments pursuant to (A) the Certificate of Incorporation or By-laws of TPGC or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, lease, note or note agreement or any other agreement or instrument to which the Sellers, TPGC or any of the Subsidiaries is a party or by which the Sellers, TPGC, any of the Subsidiaries or any of their Assets or properties is bound, (C) any governmental license, franchise, permit, certificate or other authorization held by the Sellers, TPGC, or any of the Subsidiaries, including any FCC Licenses or any Non-FCC Authorization, or (D) any law, judgment, order, writ, injunction, decision, decree, award, rule or regulation of any court, arbitrator or Governmental Entity applicable to the Sellers, TPGC, or any of the Subsidiaries the breach or violation of which would, singly or in the aggregate, have a Material Adverse Effect.

            (c) This Agreement has been duly executed and delivered by TPGC and each of the Sellers and, when executed and delivered by Buyer, assuming the enforceability of this Agreement upon Buyer, will be the legal, valid and binding obligation of each of the Sellers and TPGC, and will be enforceable against each of the Sellers and TPGC in accordance with its terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      Section 3.3 OWNERSHIP OF SHARES. The Shares are owned by the Sellers beneficially and of record, free and clear of all mortgages, charges, liens, pledges, claims, security interests, options or other encumbrances of any nature whatsoever.

      Section 3.4 CAPITALIZATION OF TPGC AND THE SUBSIDIARIES. The authorized capital stock of TPGC consists of one million shares of Common Stock, all of which are issued and outstanding on the date hereof. All of the Shares have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. The Shares are owned beneficially and of record as shown in
Section 3.4 of the Disclosure Schedule and have not been issued in violation of any federal or state securities laws. There are no preemptive rights with respect to any of the Shares. The authorized capital stock of each of the Subsidiaries and the ownership of their respective shares of stock are as shown in Section 3.4 of the Disclosure Schedule. All of the outstanding shares of stock of the Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable and have not been issued in violation of any federal or state securities laws. Except as shown in Section 3.4 of the Disclosure Schedule, such shares of stock of the Subsidiaries are owned beneficially and of record by the parties set forth on Section 3.4 of the Disclosure Schedule, free and clear of all mortgages, charges, liens, pledges, claims, security interests, options or other encumbrances of any nature whatsoever. Except as disclosed in Section 3.4 of the Disclosure Schedule, there are no outstanding agreements, subscriptions, options, warrants, convertible securities, calls, commitments or rights of any kind (contingent or otherwise) pertaining to the issuance or purchase of any securities of TPGC or any of the Subsidiaries. Except as disclosed in Section 3.4 of the Disclosure Schedule, TPGC does not, directly or indirectly, own, of record or beneficially, any Equity Interest in any Person or have the right or obligation to acquire, any Equity Interests in any Person.

      Section 3.5 TELEPHONE EXCHANGE ASSETS.

            (a) The Assets are, and at the Closing will be, owned by TPGC and the Subsidiaries, as applicable, and are free and clear of all Liens, except Permitted Liens. Buyer has had the opportunity to review TPGC's and the Subsidiaries' continuing property records (the "CPRs"). Buyer understands and agrees that the Purchase Price shall not be adjusted, and no indemnification claim may be made, for any discrepancies found in the CPRs.

            (b) The Assets will include all assets of every type, nature and description that relate to, arise from or are used or held for use by TPGC or the Subsidiaries primarily in the operation of the Business as currently operated by TPGC and the Subsidiaries, except for contracts that expire in accordance with their terms prior to the Closing Date and are not renewed and Assets that are not material and are disposed of in the ordinary course of business. The Assets are in substantially good operating condition and repair for the operation of the Business, as currently operated by TPGC and the Subsidiaries, normal wear and tear excepted.

      Section 3.6 TAX MATTERS.

            (a) Except as set forth in Section 3.6 of the Disclosure Schedule, each of TPGC and the Subsidiaries has duly and timely filed (or there has been filed on their behalf) all material Tax Returns (including the consolidated federal income Tax Return of TPGC and any state Tax Return that includes TPGC or any Subsidiary on a consolidated, combined or unitary basis) required to be filed by it in respect of any Taxes, and all Taxes owed by any of TPGC or the Subsidiaries shown thereon or otherwise due have been properly accrued or timely paid. All Tax Returns filed by TPGC or the Subsidiaries are accurate in all material respects. TPGC and the Subsidiaries shall have accrued on the Preliminary Balance Sheet reserves in accordance with GAAP adequate to satisfy all liabilities for Taxes relating to TPGC and the Subsidiaries for periods through the date of such balance sheet (without regard to deferred Taxes and without regard to the materiality thereof).

            (b) Except as set forth in Section 3.6 of the Disclosure Schedule, neither TPGC nor any Subsidiary has executed any waiver or extensions of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom. Except as set forth in Section 3.6 of the Disclosure Schedule, none of the federal, state or local income Tax Returns filed by TPGC or any Subsidiary during the prior three years has been audited by any taxing authority. Except as set forth in Section 3.6 of the Disclosure Schedule, (i) neither the IRS nor any other Governmental Entity has asserted in writing, or to the knowledge of the Sellers and TPGC, threatened to assert any deficiency or claim for additional Taxes against, or any adjustment of Taxes relating to, any of TPGC or the Subsidiaries, and to the knowledge of the Sellers and TPGC, no basis exists for any such deficiency, claim or adjustment, and (ii) to the knowledge of the Sellers and TPGC, there are no proposed reassessments of any property owned by TPGC or the Subsidiaries that would affect the Taxes of any of TPGC or the Subsidiaries.

            (c) Neither TPGC nor any Subsidiary is subject to any accumulated earnings tax penalty or personal holding company tax. To the knowledge of the Sellers and TPGC, there are no Liens with respect to Taxes (except for Liens for current Taxes and assessments not yet delinquent, or the amount or validity of which is being contested in good faith by appropriate proceedings during which collection or enforcement against the relevant property is stayed) upon any of the Assets.

            (d) Except as set forth in Section 3.6 of the Disclosure Schedule, none of TPGC or the Subsidiaries has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to such company pursuant to Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement.

            (e) No consent under Section 341(f) of the Code has been filed with respect to TPGC or any Subsidiary.

            (f) Except as set forth in Section 3.6 of the Disclosure Schedule, neither TPGC nor any Subsidiary has been at any time a member of any partnership, joint venture or other arrangement or contract which is treated as a partnership for federal, state, local or foreign tax purposes or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

            (g) Each of TPGC and the Subsidiaries have withheld or collected and paid over to the appropriate Governmental Entities or are properly holding for such payment all material Taxes required by law to be withheld or collected.

            (h) Except as set forth in Section 3.6 of the Disclosure Schedule, as of the Closing Date there will be no tax sharing agreements or similar arrangements with respect to or involving TPGC or any Subsidiary.

            (i) Except as set forth in Section 3.6 of the Disclosure Schedule, neither TPGC nor any Subsidiary has any (i) income reportable for a period ending after the Closing Date but attributable to a transaction (E.G. an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) deferred gain or loss arising out of any deferred intercompany transaction.

      Section 3.7 EMPLOYEE BENEFIT PLAN. With respect to the Benefit Plans:

            (a) Section 3.7(a) of the Disclosure Schedule includes a complete, current and correct list of all material Benefit Plans.

            (b) All Benefit Plans are administered substantially in accordance with their terms and are in all material respects in compliance with all applicable laws. All contributions which are required to have been paid with respect to any Benefit Plan have been paid, and all contributions which have not been required to be paid with respect to any Benefit Plan have been paid to such Benefit Plan or accrued in accordance with the past custom and practice of TPGC.

            (c) Except as listed in Section 3.7(c) of the Disclosure Schedule, each Benefit Plan that is a Welfare Plan is funded through an insurance contract.

            (d) Except as set forth in Section 3.7(d) of the Disclosure Schedule, no "reportable event" (as defined in Section 4043 of ERISA or the regulations thereunder, excluding any event for which the PBGC has by regulation waived the 30 day notice requirement) has occurred with respect to any Benefit Plan.

            (e) To the knowledge of the Sellers and TPGC, neither TPGC nor any of the Subsidiaries has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to the Benefit Plans, which could subject any of the Benefit Plans (or their trusts), TPGC or any of the Subsidiaries to any material tax or material penalty under Section 4975 of the Code or Section 502(i) of ERISA.

            (f) Except as set forth in Section 3.7(f) of the Disclosure Schedule, none of the assets of the Benefit Plans are invested in any property constituting "employer real property" or an "employer security" (within the meaning of Section 407(d) of ERISA).

            (g) Except as set forth in Section 3.7(g) of the Disclosure Schedule, all contributions owed by TPGC or any of the Subsidiaries to any Multiemployer Plan have been made or paid when due and no such contributions are now owed or otherwise outstanding. Neither TPGC nor any of the Subsidiaries has incurred or expects to incur any withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan or would incur such withdrawal liability if such entity were to cease being a contributing employer to such Multiemployer Plan as of the Closing Date.

            (h) TPGC has made available to Buyer correct and complete copies of the plan documents, summary plan descriptions, the most recent IRS determination letter, the most recent Form 5500 Annual Report and all related trust agreements, administrative service contracts, insurance contracts and other funding agreements with respect to each Benefit Plan.

            (i) Except as set forth in Section 3.7(i) of the Disclosure Schedule, no Benefit Plan contains any term that provides post-employment health or welfare benefits, except as required by Sections 601-608 of ERISA. All Benefit Plans that are tax-qualified "employee pension benefit plans" as such term is defined in ERISA Section 3(2) are, or as of the Closing will be, fully funded on a termination basis. All persons providing services to TPGC or any of the Subsidiaries have been properly classified as employees or non-employees for purposes of federal income tax withholding and eligibility for benefits under any Benefit Plan, except where the failure to properly classify such service-provider, individually or in the aggregate with other improper classifications, would not have a Material Adverse Effect. No legal action or government audit or investigation is pending, or, to the knowledge of Sellers and TPGC, threatened against any Benefit Plan or TPGC or any of the Subsidiaries with respect to any Benefit Plan.

      Section 3.8 BROKER'S OR FINDER'S FEES. Except as set forth in Section 3.8 of the Disclosure Schedule, no agent, broker, investment banker, Person or firm acting on behalf of or under the authority of the Sellers is or will be entitled, directly or indirectly, to any broker's or finder's fee or any other commission or similar fee from any of the parties hereto in connection with any of the transactions contemplated herein.

      Section 3.9 FINANCIAL STATEMENTS.

            (a) The consolidated balance sheets of St. Joe as of December 31, 1998, and December 31, 1997, the related statements of income and retained earnings and cash flows and the notes thereto for the years then ended, audited by KPMG Peat Marwick, independent certified public accountants, and the unaudited consolidated balance sheets of St. Joe as of September 30, 1999 and 1998 and the related statements of income and retained earnings and cash flows for the nine months then ended, correct and complete copies of all of which have been delivered to Buyer, present fairly the financial position and assets and liabilities of St. Joe and its consolidated subsidiaries as of their respective dates, and the results of its operations and its cash flows for the fiscal periods then ended, in conformity with GAAP consistently applied. All references in this Agreement to the "St. Joe Balance Sheet" shall be deemed to refer to the audited balance sheet of St. Joe as of December 31, 1998 (the "St. Joe Balance Sheet Date").

            (b) The unaudited balance sheets of TPGC as of December 31, 1998, and December 31, 1997, the related statements of income for the years then ended, and the unaudited balance sheet of TPGC as of November 30, 1999 and the related statement of income for the eleven months then ended, correct and complete copies of all of which have been delivered to Buyer, present fairly the financial position and assets and liabilities of TPGC as of their respective dates, and the results of its operations for the fiscal periods then ended, in conformity with GAAP consistently applied. All references in this Agreement to the "TPGC Balance Sheet" shall be deemed to refer to the unaudited balance sheet of TPGC as of December 31, 1998 (the "TPGC Balance Sheet Date").

      Section 3.10 ACCOUNTS RECEIVABLE.

            (a) All Accounts Receivable reflected on the St. Joe Balance Sheet, and all accounts receivable arising subsequent to the St. Joe Balance Sheet Date, have arisen in the ordinary course of business, consistent with past practice, and, to the knowledge of the Sellers and TPGC, are not subject to defenses, set-offs or counterclaims. All of such accounts receivable are generally due within 30 days after being accrued on the books of the Subsidiaries and have been collected, or are collectible within 90 days after billing, in the full aggregate recorded amounts thereof, less, in the case of the accounts receivable reflected on the St. Joe Balance Sheet, the amount of the allowance for doubtful accounts shown on the St. Joe Balance Sheet. The allowance for doubtful accounts is in accordance with GAAP consistently applied.

            (b) All Accounts Receivable reflected on the TPGC Balance Sheet, and all accounts receivable arising subsequent to the TPGC Balance Sheet Date, have arisen in the ordinary course of business, consistent with past practice, and, to the knowledge of the Sellers and TPGC, are not subject to defenses, set-offs or counterclaims. All of such accounts receivable are generally due within 30 days after being accrued on the books of the Subsidiaries and have been collected, or are collectible within 90 days after billing, in the full aggregate recorded amounts thereof, less, in the case of the accounts receivable reflected on the TPGC Balance Sheet, the amount of the allowance for doubtful accounts shown on the TPGC Balance Sheet. The allowance for doubtful accounts is in accordance with GAAP consistently applied.

      Section 3.11 ACCESS LINES AND EXCHANGES. Section 3.11 of the Disclosure Schedule sets forth the access lines (as such term is defined by the National Exchange Carrier Association) in service for each of the Subsidiaries by exchange as of September 30, 1999.

      Section 3.12 ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of the Sellers and TPGC, except as disclosed in Section 3.12 of the Disclosure Schedule, neither TPGC nor any of the Subsidiaries has any liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

            (a) those liabilities or obligations set forth on the St. Joe Balance Sheet and not heretofore paid or discharged;

            (b) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the Disclosure Schedule or not required to be disclosed;

            (c) those liabilities or obligations incurred, consistent with past practice, in or as a result of the normal and ordinary course of business since the St. Joe Balance Sheet Date; and

            (d) those liabilities or obligations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

      Section 3.13 EXISTING CONDITION. Except as disclosed in Section 3.13 of the Disclosure Schedule, since the St. Joe Balance Sheet Date, neither TPGC nor any of the Subsidiaries has:

            (a) (i) to the knowledge of the Sellers and TPGC, incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or (ii) discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or its Assets or properties;

            (b) sold, assigned or transferred any of its material Assets except in the ordinary course of business consistent with past practice;

            (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any Lien (other than Permitted Liens), any of its Assets;

            (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any material debts or claims held by it, other than in the ordinary course of business consistent with past practice;

            (e) changed any of the material accounting principles followed by it or the methods of applying such principles;

            (f) made or promised any material increase in the salary or other compensation payable or to become payable to any executive officer or other employee of TPGC or any of the Subsidiaries other than in the ordinary course of business or as contemplated under any Benefit Plan or employment arrangement currently in effect;

            (g) waived or released any material right or claim relating to TPGC or any of the Subsidiaries or the Business; or

            (h) entered into an agreement to do any of the things described in the preceding clauses (a) through (g).

      Section 3.14. TITLE TO PROPERTIES

            (a) TPGC and each of the Subsidiaries has good, valid and marketable title to all of their respective properties and Assets, real, personal and mixed, free and clear of all Liens except Permitted Liens and those items disclosed in Section 3.14 of the Disclosure Schedule. All owned or leased real estate of TPGC and the Subsidiaries is listed on Section 3.14 of the Disclosure Schedule. Each material lease to which TPGC or any of its Subsidiaries is a party, is listed on Section 3.14 of the Disclosure Schedule and, to the knowledge of the Sellers and TPGC, is in full force and effect and affords TPGC or the Subsidiary, as the case may be, peaceful and undisturbed possession of the subject matter of such lease, in accordance with the terms of such lease. No material default or event of default on the part of TPGC or any of its Subsidiaries or, to the knowledge of the Sellers and TPGC, on the part of the other party thereto, exists under any material lease, and neither TPGC nor any of its Subsidiaries has received any notice of material default under any material lease.

            (b) (i) To the knowledge of the Sellers and TPGC, TPGC and its Subsidiaries are in material compliance with all zoning, land-use, building or safety laws, ordinances, regulations or requirements or other laws or regulations applicable to the operation of their owned or leased properties, and
(ii) TPGC and its Subsidiaries have not received any notice of violation with which they have not complied, in any case in which the consequences of such violation if asserted by the applicable regulatory authority would be materially adverse with respect to TPGC and the Subsidiaries, taken as a whole.

      Section 3.15 LITIGATION. Except as listed in Sections 3.15 and 3.17(d) of the Disclosure Schedule, no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Sellers and TPGC, threatened against TPGC or any of the Subsidiaries or their Assets, properties or business, or the transactions contemplated by this Agreement, other than (a) proceedings affecting the telephone industry generally, on a national, state, regional or local basis, or (b) proceedings which would not reasonably be expected to have a Material Adverse Effect.

      Section 3.16 ENVIRONMENTAL LAWS; COMPLIANCE WITH LAW.

            (a) Except as disclosed in Section 3.16(a) of the Disclosure Schedule, (i) TPGC's and the Subsidiaries' operations with respect to the Telephone Exchanges have complied and comply in all material respects with all applicable Environmental Laws as in effect on the date hereof; (ii) to the knowledge of the Sellers and TPGC, the real property owned or leased by TPGC or any of the Subsidiaries has complied and complies in all material respects with all applicable Environmental Laws, except, in each case, where noncompliance would not have a Material Adverse Effect; (iii) none of Sellers, TPGC and each Subsidiary has, and to the knowledge of Sellers and TPGC, no other Person has, stored, treated, disposed, or handled any Hazardous Materials on any real property owned or leased by TPGC or any Subsidiary, except in material compliance with all applicable Environmental Laws; and (iv) each of TPGC and each Subsidiary has all material permits, licenses, and authorizations required under applicable Environmental Laws for the operation of the Business.

            (b) TPGC and each of the Subsidiaries have materially complied with each, and are not in violation of any, law, ordinance, or governmental rule or regulation to which they or their respective businesses, operations, Assets or properties are subject and have not failed to materially comply with the requirements and conditions of any material license, permit or authorization necessary to the ownership of their respective Assets and properties or the conduct of their business, including, without limitation, timely making any required filing or timely providing any required notice.

            (c) TPGC and Sellers have made available to Buyer all material environmental reports, audits, non-compliance notices or responses to such notices that are in their possession or the possession of TPGC or the Subsidiaries.

      Section 3.17 TARIFFS; FCC LICENSES; NON-FCC AUTHORIZATIONS.

            (a) The regulatory tariffs applicable to TPGC and each of the Subsidiaries stand in full force and effect on the date of this Agreement in accordance with all material terms, and there is no outstanding notice of cancellation, suspension or termination or, to the knowledge of the Sellers and TPGC, cancellation, suspension or termination threatened in connection therewith, and neither TPGC nor any of the Subsidiaries is subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the normal operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). To the knowledge of the Sellers and TPGC, neither TPGC nor any of the Subsidiaries is in violation of the terms and conditions of any such tariffs in any manner that could reasonably be expected to have a Material Adverse Effect.

            (b) Section 3.17(b) of the Disclosure Schedule lists each FCC License held by TPGC or any of the Subsidiaries as of the date hereof. Except as otherwise set forth in Section 3.17(b) of the Disclosure Schedule, such FCC Licenses constitute all FCC Licenses necessary or required for the conduct of the Business. Except as otherwise set forth in Section 3.17(b) of the Disclosure Schedule, each such FCC License is in full force and effect, and there is no outstanding notice of cancellation, revocation or termination or, to the knowledge of the Sellers and TPGC, cancellation, revocation or termination threatened in connection therewith. None of such FCC Licenses is subject to any restrictions or conditions that limit the operations of TPGC or any of the Subsidiaries (other than restrictions or conditions generally applicable to licenses of that type).

            (c) Section 3.17(c) of the Disclosure Schedule lists all material Non-FCC Authorizations held by TPGC or any of the Subsidiaries as of the date hereof. Except as set forth in Section 3.17(c) of the Disclosure Schedule, each such Non-FCC Authorization is in full force and effect, and there is no outstanding notice of cancellation, revocation or termination or, to the knowledge of the Sellers and TPGC, cancellation, revocation or termination threatened in connection therewith. None of such Non-FCC Authorizations is subject to any restrictions or conditions that limit the operations of TPGC or any of the Subsidiaries (other than restrictions or conditions generally applicable to authorizations of that type).

            (d) Except as set forth in Section 3.17(d) of the Disclosure Schedule, there are no applications by TPGC or any of the Subsidiaries pending before the FCC or any other regulatory authority relating to the Business or the regulatory tariffs, FCC Licenses or Non-FCC Authorizations of TPGC or any of the Subsidiaries as of the date hereof denial of which could reasonably be expected to have a Material Adverse Effect as of the Closing Date. Except as set forth in
Section 3.17(d) of the Disclosure Schedule, to the knowledge of the Sellers and TPGC, there are no complaints or petitions by others including any Governmental Entities or proceedings pending or threatened before the FCC or any other regulatory authority relating to the Business or the regulatory tariffs, FCC Licenses or Non-FCC Authorizations of TPGC or any of the Subsidiaries as of the date hereof which could reasonably be expected to have a Material Adverse Effect as of the Closing Date, and TPGC and the Subsidiaries are in compliance with the Communications Act of 1934, as amended, the rules and regulations of the FCC thereunder and the state telecommunications laws and regulations applicable to the Business, except for any noncompliance which could not reasonably be expected to have a Material Adverse Effect.

      Section 3.18. UNIONS; EMPLOYEES

            (a) Except as set forth in Section 3.18 of the Disclosure Schedule, there are no collective bargaining or other labor union agreements applicable to any employees of TPGC or any of the Subsidiaries. As of the date hereof, no work stoppage or labor dispute against TPGC or any of the Subsidiaries is pending or, to the knowledge of the Sellers and TPGC, threatened and, to the knowledge of the Sellers and TPGC, there is no related organizational activity by any employees of TPGC or any of its Subsidiaries. As of the date hereof, none of TPGC or any of the Subsidiaries has, except as set forth in Section 3.18 of the Disclosure Schedule, received any written notice of any unfair labor practice in connection with the Business and, to the knowledge of the Sellers and TPGC, no such complaints are pending before the National Labor Relations Board or other similar Governmental Entity.

            (b) A true, correct and complete copy of the payroll register of TPGC and each of the Subsidiaries as of December 23, 1999, reflecting all remuneration paid, including any salary and bonus, to each of the employees of TPGC and the Subsidiaries is set forth in Schedule 3.18 of the Disclosure Schedule.

      Section 3.19. TRANSACTIONS WITH AFFILIATES. Except to the extent described in Section 3.19 of the Disclosure Schedule, none of TPGC or any of the Subsidiaries has been involved in any business arrangement or business relationship or is a party to any agreement, contract, commitment or transaction with any affiliate of TPGC or any of the Subsidiaries (other than TPGC and the Subsidiaries) and no affiliate of TPGC or any of the Subsidiaries (other than TPGC and the Subsidiaries) owns any property or right, tangible or intangible, that is used in the Business.

      Section 3.20. YEAR 2000. TPGC has: (i) completed a review and assessment of all areas within the Business that could reasonably be expected to be materially adversely affected by "Year 2000 Matters" (that is, the risk that computer applications used by TPGC or any of the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999); (ii) developed a plan (the "Year 2000 Plan") for addressing Year 2000 Matters on a timely basis; and (iii) as of the date of this Agreement, completed implementation of the Year 2000 Plan.

      Section 3.21. CONTRACTS AND COMMITMENTS. Except as set forth in Section
3.21 of the Disclosure Schedule, neither TPGC nor any of the Subsidiaries is a party to any contract, obligation or commitment which involves a potential commitment or aggregate payments in excess of $50,000 on an annual basis, or which is otherwise material and not entered into in the ordinary course of business, or has any employment contracts other than oral contracts which are terminable at will without penalty; stock redemption or purchase agreements; financing agreements; or agreements with officers, directors, employees or shareholders of TPGC or any of its Subsidiaries or Persons related to or affiliated with any such Persons. Except as disclosed in Section 3.21 of the Disclosure Schedule, neither TPGC nor any of the Subsidiaries is in material default under any material contract, obligation or commitment, and, to the knowledge of the Sellers and TPGC, there is no state of facts which upon notice or lapse of time or both, in any such case, would constitute such a default, the consequences of which default if asserted by the other contracting party would be materially adverse with respect to TPGC and the Subsidiaries, taken as a whole. Neither TPGC nor any of the Subsidiaries has entered into any government contracts or subcontracts that remain in full force and effect. Except as set forth in Section 3.21 of the Disclosure Schedule, there are no bonuses payable to employees of TPGC or any of the Subsidiaries by TPGC or any of the Subsidiaries within twelve (12) months of the date of this Agreement, whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

      Section 3.22 DISCLOSURE SCHEDULE. The parties acknowledge and agree that
(i) the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of the parties hereto, (ii) the disclosure of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by the Sellers or TPGC, as the case may be, that the matter is material or is required to be disclosed pursuant to the provisions of this Agreement, (iii) any fact or item disclosed in the Disclosure Schedule and referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other section in this Agreement, be deemed to be disclosed with respect to such other section whether or not a specific cross-reference appears (provided that the relevance of such fact or item shall be reasonably evident from such disclosure), (iv) the disclosure of any fact or item in the Disclosure Schedule shall not represent an admission by the Sellers or TPGC, as the case may be, that such fact or item actually constitutes noncompliance with, or a violation of, any law, regulation or statute to which such disclosure is applicable as such disclosure has been made for purposes of creating exceptions to the representations and warranties made by the Sellers or TPGC, as the case may be, to the parties specified in this Agreement, and (v) each attachment referenced in the Disclosure Schedule shall be deemed incorporated into and a part of such Disclosure Schedule, so long as such attachment shall have been delivered to Buyer prior to the execution of this Agreement.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer hereby represents and warrants to the Sellers and TPGC as follows:

      Section 4.1 ORGANIZATION, STANDING AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement in accordance with its terms.

      Section 4.2 AUTHORITY; NO CONSENTS OR GOVERNMENTAL AUTHORIZATIONS; NO BREACH OF STATUTE OR CONTRACT; ENFORCEABILITY.

            (a) Buyer has the full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby in the manner herein provided. The execution and delivery of this Agreement by Buyer and the consummation and performance by Buyer of the transactions contemplated hereby in the manner herein provided have been duly and validly authorized by all necessary corporate action.

            (b) Subject to obtaining the Required Consents, neither the execution and delivery by Buyer of this Agreement nor the consummation and performance by Buyer of the transactions contemplated hereby in the manner herein provided (i) requires the approval, consent, authorization or order of, or any filing, qualification or registration with or notice to, any federal, state, local or other governmental agency or body or any other third party, other than (A) approvals, consents, authorizations, filings or notices of a character such that a failure to obtain, file or give them would not singly or in the aggregate impair or affect the validity of this Agreement or prevent or hinder the consummation of the transactions contemplated hereby, and (B) approvals, consents, authorizations, filings or notices which have been properly and validly obtained, made or given, or (ii) conflicts with or will result in an uncured or unwaived breach or violation of any term or provision of, constitute a default under or will cause the acceleration of any payments pursuant to (A) the Certificate of Incorporation or By-laws of Buyer, (B) any indenture, mortgage, deed of trust, lease, note or note agreement or any other agreement or instrument to which Buyer is a party or by which Buyer or any of its assets or properties is bound, (C) any governmental license, franchise, permit, certificate or other authorization held by Buyer or (D) any law, judgment, order, writ, injunction, decision, decree, award, rule or regulation of any court, arbitrator or Governmental Entity applicable to Buyer with the effect that the validity of this Agreement is impaired or affected or the consummation of the transactions contemplated hereby is prevented or hindered.

            (c) This Agreement has been duly executed and delivered by Buyer and, when executed and delivered by TPGC and each of the Sellers, assuming the enforceability of this Agreement upon the Sellers and TPGC, will be the legal, valid and binding obligation of Buyer, and will be enforceable against Buyer in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (d) No approval, consent or authorization is required to be obtained in connection with a change in control of Buyer or MJD from the FCC or any Governmental Entity located within any of the States of Alabama, Florida or Georgia.

      Section 4.3 BROKER'S OR FINDER'S FEES. No agent, broker, investment banker, Person or firm acting on behalf of Buyer or under its authority is or will be entitled, directly or indirectly, to collect from or otherwise hold the Sellers or TPGC liable for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated herein.

      Section 4.4 PURCHASE FOR INVESTMENT. Buyer will be purchasing the Shares for investment purposes only and not with a view to the resale or distribution thereof in whole or in part, and agrees that it will not transfer, sell or dispose of any of the Shares in any manner that will violate the Securities Act or any of the rules and regulations promulgated thereunder. Buyer further understands that the Shares are not registered or qualified for sale under any Federal or state securities laws or regulations and will not be readily marketable. Buyer acknowledges that no offering statement or prospectus has been issued or delivered and that it has made its own investigation and independent analysis of the transactions provided for herein based upon information furnished to it by the Sellers and TPGC.

      Section 4.5 CAPITAL RESOURCES. Buyer has cash or cash equivalents currently available to it in the amount sufficient (a) to pay in full in cash at Closing the Closing Cash Payments; (b) to make any other payments Buyer is required to make hereunder including, without limitation, all fees and expenses of Buyer associated with the transactions contemplated hereby; and (c) to make any other payments necessary to consummate the transactions contemplated hereby (all such amounts, the "Financing"). Following the consummation of the transactions contemplated hereby, Buyer will not be insolvent, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and will not have unreasonably small capital with which to conduct its business.

ARTICLE 5. CERTAIN AGREEMENTS

      Section 5.1 CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, except as otherwise contemplated by this Agreement or as disclosed in Section 5.1 of the Disclosure Schedule, the Sellers and TPGC shall cause TPGC and each of the Subsidiaries to (x) conduct the Business in the ordinary course in a manner generally consistent with past practice and (y) make capital expenditures sufficient to support normal maintenance of the Business; provided, however, that nothing in this
Section 5.1 shall either require TPGC or any Subsidiary to incur capital expenditures beyond the normal maintenance of the Business or limit or affect the payment by TPGC or any of the Subsidiaries of bonuses, fees or other payments to their respective stockholders, employees, officers or consultants; PROVIDED, HOWEVER, that such bonuses, fees or other payments not payable in the ordinary course in a manner generally consistent with past practice shall be considered Adjustment Liabilities to the extent not already considered therein, and TPGC shall consult with Buyer prior to the granting or payment of such bonuses, fees or other payments, except that this proviso shall not apply to any bonuses, fees or other payments disclosed in Section 5.1 of the Disclosure Schedule which shall be paid by TPGC in accordance with their terms and conditions. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement, from the date hereof until the Closing Date, without the prior written consent of Buyer (which consent shall not be unreasonably withheld), the Sellers and TPGC will not permit TPGC or any of the Subsidiaries to:

            (a) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (x) any additional shares of their capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of their capital stock or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of their capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of their capital stock except upon exercise of the options disclosed in Section 3.4 of the Disclosure Schedule, or (y) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof;

            (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of their outstanding securities;

            (c) split, combine, subdivide or reclassify any shares of their capital stock;

            (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of TPGC or any of the Subsidiaries;

            (e) make any acquisition by means of merger, consolidation or otherwise;

            (f) adopt any amendments to their respective Certificates of Incorporation or By-Laws;

            (g) engage in the conduct of any business other than telecommunications and related businesses including, without limitation, the long distance telephone and cable television businesses;

            (h) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of TPGC or any of the Subsidiaries;

            (i) submit or file with, except as otherwise contemplated in this Agreement, or otherwise voluntarily participate as a party to any stipulation, pleading, filing or other proceeding with the FCC, FPSC, GPSC, APSC or any other regulatory authority with jurisdiction over TPGC or the Subsidiaries where such stipulation, pleading, filing or other proceeding could reasonably be expected to have a Material Adverse Effect, or fail to notify Buyer promptly of any involuntary participation in any of the foregoing, or authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

            (j) incur any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharge or satisfy any Lien, or pay any liabilities, other than in the ordinary course of business consistent with past practice and as contemplated hereby, or fail to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or its Assets or properties;

            (k) sell, assign or transfer any of its material Assets except in the ordinary course of business consistent with past practice;

            (l) except pursuant to existing credit facilities, create, incur, assume or guarantee any Indebtedness for Borrowed Money, or mortgage, pledge or subject to any Lien (other than Permitted Liens and as disclosed on Section 3.14 of the Disclosure Schedule), any of its Assets;

            (m) make or suffer any amendment or termination (other than by its terms) of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancel, modify or waive any material debts or claims held by it, other than in the ordinary course of business consistent with past practice;

            (n) change any of the material accounting principles followed by it or the methods of applying such principles;

            (o) except as disclosed in Section 5.1 of the Disclosure Schedule, make or promise any material increase in the salary or other compensation payable or to become payable to any executive officer or other employee of TPGC or any of the Subsidiaries other than in the ordinary course of business or as contemplated under any Benefit Plan or employment arrangement currently in effect; or

            (p) enter into an agreement to do any of the things described in the preceding clauses (a) through (o).

      Section 5.2   ACCESS TO INFORMATION.

            (a) Subject to the restrictions contained in the Confidentiality Agreement, the Sellers and TPGC will give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours at Buyer's expense to the offices, properties, books and records of TPGC and each of the Subsidiaries and will instruct the employees, counsel and financial advisors of the Sellers to cooperate with Buyer in its investigation of TPGC and the Subsidiaries; provided, however, that any such investigation shall be conducted on commercially reasonable prior notice submitted to James Faison, Vice President/Controller of TPGC, and in such manner as not to interfere unreasonably with the conduct of the business of TPGC or the Subsidiaries. The Sellers and TPGC agree to reasonably cooperate with Buyer and its parent, MJD Communications, Inc. ("MJD"), and give MJD and its auditors and representatives access to TPGC's representatives, employees and auditors as Buyer may reasonably request pursuant to reasonable prior notice to TPGC so that MJD may obtain the necessary financial data to permit MJD to comply with its reporting obligations under the federal securities laws; PROVIDED, HOWEVER, that such requests and access shall not interfere unreasonably with the conduct of the business of TPGC or the Subsidiaries. All costs, expenses and fees incurred in connection with compliance by any party with the obligations set forth in the preceding sentence shall be borne by Buyer. Except as specifically provided in Sections 3.9 and 3.10 with respect to the financial statements delivered in accordance with Section 3.9, the Sellers and TPGC make no representations or warranties with respect to any financial data obtained by Buyer and MJD pursuant to this Section 5.2, and Buyer hereby indemnifies and holds harmless TPGC and the Sellers and any Person that controls either of them within the meaning of
Section 15 of the Securities Act of 1933, as amended, and Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all liabilities, losses, damages, costs and expenses arising from or in connection with the inclusion of any such financial data in any report or other filing filed or made by Buyer or MJD under the federal securities laws (collectively, "Securities Losses"). Notwithstanding the foregoing, nothing contained in this
Section 5.2 shall limit or restrict the Sellers' obligation to indemnify and hold harmless Buyer pursuant to Article 7 hereof for the inaccuracy of the representations and breach of the warranties contained in Sections 3.9 and 3.10; provided, however, that notwithstanding anything to the contrary contained herein, the Sellers shall not be obligated to indemnify and hold harmless Buyer pursuant to Section 7.1 for any Securities Losses.

            (b) In addition, the Sellers and TPGC agree to provide Buyer, during the period from the date hereof until the Closing Date, with copies of the monthly financial statements and other financial data prepared by TPGC in the ordinary course of business within thirty (30) days after the end of each fiscal month during such period.

      Section 5.3 EFFORTS; FURTHER ASSURANCES; PERMITS.

            (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including, without limitation, preparing and making any filings or other submissions, or providing any information required to be made under applicable law, rules or regulations. Each of the parties shall furnish to the other parties such necessary information and reasonable assistance as such other party may request in connection with the foregoing.

            (b) Upon Buyer's request, and at Buyer's expense, the Sellers and TPGC will use, and will cause TPGC and the Subsidiaries to use, commercially reasonable efforts to assist Buyer in obtaining any permits, licenses, certificates or other authorizations necessary for Buyer's operation of TPGC and the Subsidiaries consistent with past practice after the Closing

Date. Sellers, TPGC and each Subsidiary shall use commercially reasonable efforts to maintain in full, force and effect all material permits, licenses and authorizations, timely file for any renewal of such permits, licenses and authorizations, and timely make all material reports or other filings required in connection with such permits, licenses and authorizations.

            (c) In the event that at any time, any order, decree or injunction shall be entered which prevents or delays the consummation of any of the transactions contemplated by this Agreement, each party shall promptly use its commercially reasonable efforts to cause such order, decree or injunction to be reversed, vacated or modified in order to permit such transactions to proceed as expeditiously as possible.

            (d) After the Closing Date, the Sellers and TPGC will take such actions, and execute and deliver to Buyer such further assignments or other transfer documents as, in the reasonable opinion of counsel for Buyer, may be necessary to evidence the transfer of the Shares to Buyer pursuant to this Agreement; provided, however, that Buyer shall be responsible for all fees, taxes and other costs payable with respect to such further sale, assignment or other transfer documents.

      Section 5.4 BOOKS AND RECORDS. After the Closing Date, Buyer shall retain the Books and Records for three years (or longer as otherwise required by law) and upon reasonable notice and subject to the Confidentiality Agreement, the parties will give to the representatives, employees, counsel and accountants of the other, access, during normal business hours, to the Books and Records relating to the Business, and will permit such persons to examine and copy such records, in each case to the extent reasonably requested by the other party in connection with tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be requested by Sellers to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its Assets is subject. The Sellers and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any Taxes and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 5.4.

      Section 5.5 FCC CONSENTS. As promptly as practicable after the execution of this Agreement, but in no event later than ten business days from the date hereof, Buyer shall file all appropriate applications and requests with the FCC seeking, and shall use its best efforts to obtain, (i) the FCC's consent to the transfer of control of the licensed Subsidiaries to Buyer under the FCC Licenses (as listed in Section 3.17(b) of the Disclosure Schedule), (ii) any necessary FCC waivers and (iii) effectiveness of any necessary tariffs for interstate and international services (all such consents, waivers and effectiveness are collectively referred to as the "FCC Consents"). In the event that the FCC requires Buyer to assume or accept any special terms, conditions or restrictions that do not materially and adversely affect Buyer or the Business, taken as a whole, in order to obtain any FCC Consents, Buyer agrees to accept such special terms, conditions or restrictions in order to expedite the approval process. Buyer agrees to pay all fees required in connection with obtaining the FCC Consents.

      Section 5.6 NON-FCC CONSENTS. As promptly as practicable after the execution of this Agreement, but in no event later than ten business days from the date hereof, Buyer shall file all appropriate applications and requests with the FPSC, APSC and GPSC seeking, and shall use its best efforts to obtain, (i) the consents of such commissions, as necessary, to the transfer of control of the licensed Subsidiaries to Buyer under the Non-FCC Authorizations (as listed in Section 3.17(c) of the Disclosure Schedule), (ii) any necessary waivers from such commissions and (iii) effectiveness of any necessary tariffs for intrastate services (all such consents, waivers and effectiveness are collectively referred to as the "Non-FCC Consents"). In the event that the FPSC, APSC or GPSC requires Buyer to assume or accept any special terms, conditions or restrictions that do not materially and adversely affect Buyer or the Business, taken as a whole, in order to obtain any Non-FCC Consents, Buyer agrees to accept such special terms, conditions or restrictions in order to expedite the approval process. Buyer agrees to pay all fees required in connection with obtaining such consents.

      Section 5.7 HSR ACT REVIEW.

            (a) Within ten business days after the date of this Agreement, the parties will make such filings as may be required by the HSR Act with respect to the transactions contemplated by this Agreement. Thereafter, the parties will file as promptly as practicable all reports or other documents required or requested by the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to the HSR Act or otherwise and will comply promptly with any reasonable requests by the U.S. Federal Trade Commission or the U.S. Department of Justice for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire or the transaction will be granted an early termination by the U.S. Federal Trade Commission and the U.S. Department of Justice as soon as reasonably possible after the execution and delivery of this Agreement. Buyer agrees that if it has entered or shall enter into any contract(s) providing for Buyer's acquisition of businesses (through transfer of assets or ownership interests) deriving revenues in SIC Code 4812 or 4813 in any of the counties in which the Business is conducted, then any premerger notifications that are required to be filed with respect to such acquisitions shall be filed only after the waiting period applicable to the present transaction shall have expired or been terminated in accordance with the provisions of the HSR Act. Without limiting the foregoing, the Sellers and Buyer agree to use their commercially reasonable efforts to cooperate and oppose any preliminary injunction sought by any Governmental Entity preventing the consummation of the transactions contemplated by this Agreement. In the event that the U.S. Federal Trade Commission or the U.S. Department of Justice requires Buyer to assume or accept any special terms, conditions or restrictions that do not materially and adversely affect the Business, taken as a whole, in order to obtain any consents required pursuant to the HSR Act, Buyer agrees to accept such special terms, conditions or restrictions in order to expedite the approval process. Buyer agrees to pay all application fees required in connection with any filings under the HSR Act.

            (b) The Sellers and Buyer shall cause their respective counsel to furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of the HSR Act. The Sellers and Buyer will cause their respective counsel to supply to each other copies of all correspondence, filings or written communications by such party or its affiliates with any Governmental Entity or staff members thereof, with respect to the transactions contemplated by this Agreement and any related or contemplated transactions, except for documents filed pursuant to Items 4(b) and 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal the Sellers' or Buyer's negotiating objectives or strategies or purchase price expectations; PROVIDED, HOWEVER, that the foregoing exception shall not limit Buyer's right to reasonable access to information pursuant to Section 5.2 hereof.

      Section 5.8 TAX MATTERS.

            (a) TAX RETURNS. The Sellers shall prepare or cause to be prepared and shall duly and timely file or cause to be filed all Tax Returns required to be filed (with regard to extensions) by TPGC or the Subsidiaries on or before the Closing Date and shall pay or cause to be paid all Taxes owed for such periods. Such Tax Returns shall be prepared in accordance with the past custom and practice of TPGC or any Subsidiary, as the case may be. In preparing such Tax Returns, Sellers shall consult with Buyer in good faith and shall provide Buyer with drafts of such Tax Returns (together with the relevant back-up information) for review at least ten days prior to filing. Buyer shall file or cause to be filed all Tax Returns of TPGC and the Subsidiaries that are required to be filed after the Closing Date, including Tax Returns that relate to tax periods ending on or after the Closing Date and shall pay or cause to be paid all Taxes owed for such periods.

            (b) COOPERATION ON TAX MATTERS.

                  (i) The Sellers and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 5.8 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (ii) The Sellers and Buyer further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including Taxes with respect to the transactions contemplated hereby).

                  (iii) The Sellers and Buyer agree that if any of them receives any notice of an audit or examination from any Governmental Entity with respect to Taxes of TPGC or any Subsidiary for any taxable period or portion thereof ending on or prior to the Closing Date, then the recipient of such notice shall, within three (3) days of the receipt thereof, notify and provide copies of such notice to the other party, as the case may be, in accordance with the notice provisions of Section 9.5.

            (c) From and after the date of this Agreement, the Sellers, TPGC and the Subsidiaries shall not without the prior written consent of Buyer (which consent shall not be unreasonably withheld) make, or cause or permit to be made, any Tax election that would adversely affect Buyer in any material respect.

            (d) The Sellers and Buyer agree to treat all payments made either to or for the benefit of the other (including any payments to TPGC or any Subsidiary) under Article 7 and for any misrepresentations or breach of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof.

      Section 5.9 CONFIDENTIALITY OF INFORMATION. All information delivered to Buyer hereunder, including information obtained as a result of investigations made pursuant to Section 5.2, is subject to the terms of the Confidentiality Agreement, which shall be deemed to remain in full force and effect notwithstanding the execution and delivery of this Agreement. Without limiting the foregoing, Buyer agrees, except as required otherwise by applicable law, to keep confidential, and not use for any purpose unrelated to the transactions contemplated hereby, any material non-public information regarding TPGC's or the Subsidiaries' operations and businesses (unless readily ascertainable from public or published information or trade sources) that was obtained in connection with the investigation, negotiation or consummation of the transactions contemplated hereby. In the event of the termination of this Agreement, Buyer shall return to the Sellers (without retaining copies thereof) any documents or other information obtained from TPGC, any Seller, or any representative of TPGC or any Seller in connection herewith and shall cause its counsel, accountants or other advisers similarly to return such documents and to keep such information confidential and to destroy all analyses, studies or other documents prepared in connection with its evaluation of TPGC and the Subsidiaries. On the request of TPGC, Buyer shall provide written certification to TPGC certifying such destruction.

      Section 5.10. EFFECT OF DUE DILIGENCE AND RELATED MATTERS. Buyer represents that it is a sophisticated entity that was advised by knowledgeable counsel and financial advisors and, to the extent it deemed necessary, other advisors in connection with this Agreement and that it has conducted its own independent review, evaluation and inspection of TPGC and the Subsidiaries. Accordingly, Buyer covenants and agrees that (i) except for the representations and warranties set forth in this Agreement, the Disclosure Schedule or in a certificate delivered pursuant hereto by or on behalf of the Sellers, Buyer has not relied and will not rely upon, and Sellers and TPGC shall not be liable for or bound in any manner by, any express or implied verbal or written information, warranties, promises, statements, inducements, representations or opinions furnished to or discovered by Buyer or its representatives, including without limitation any financial statements or data, (ii) there are no representations or warranties by or on behalf of the Sellers, their affiliates or their representatives except for those expressly set forth in this Agreement or in another written agreement entered into with Sellers in connection with this Agreement, and (iii) to the fullest extent permitted by law, Buyer's rights and obligations with respect to all of the foregoing matters will be solely as set forth in this Agreement or in such other written agreements.

      Section 5.11. TEXAS PACIFIC GROUP AND TPG NAMES. The parties agree that the Sellers shall retain the right to use the names "Texas Pacific Group," "TPG" and any and all derivations thereof, and, after the Closing, Buyer shall, and shall cause the Subsidiaries to, remove or delete the names "Texas Pacific Group," "TPG" and all derivations thereof from any Assets on which any such name or derivation appears as soon as reasonably practicable, but in any event, by the 60th day following Closing. Until such removal or deletion in accordance with the preceding sentence, in order to facilitate the transition of ownership of the Assets pursuant to the transactions contemplated by this Agreement, the names "Texas Pacific Group," "TPG" and all derivations thereof may remain on the tangible assets included in the Assets. On the Closing Date, immediately following the Closing, Buyer shall cause TPGC and TPGC Finance Corporation to change their respective corporate names to names which do not include the names "Texas Pacific Group," "TPG" or any derivations thereof by filing appropriate amendments to their respective organizational documents with the appropriate Governmental Entities. From and after the 60th day following the Closing, the Sellers shall retain the sole and exclusive right to use the names "Texas Pacific Group," "TPG" and any and all derivations thereof. Notwithstanding the foregoing, after the Closing, Buyer shall not, and shall cause the Subsidiaries not to, (i) use any stationery containing the names "Texas Pacific Group," "TPG" or any derivation thereof or (ii) make any public announcement or communication using the names "Texas Pacific Group," "TPG" or any derivation thereof.

      Section 5.12. ENVIRONMENTAL ISSUES. Buyer and the Sellers acknowledge that Buyer has obtained certain environmental audits and reports with respect to TPGC's facility at 227 South Jefferson Street, Perry, Florida (such environmental audits and reports obtained by Buyer, and copies of which are provided to Sellers, in each case, prior to Closing, the "Environmental Reports"). Buyer shall pay the costs and expenses of up to $1 million ($1,000,000) of any remediation identified in, and required by, the Environmental Reports, and Buyer, on the one hand, and the Sellers, on the other hand, shall each pay one-half of the costs and expenses in excess of $1 million ($1,000,000) of any remediation identified in, and required by, the Environmental Reports.

      Section 5.13 PAYMENT OF DIVIDENDS; INTER-LATA SUBSIDY.

            (a) In the event that following the Closing, TPGC or any of the Subsidiaries should receive dividends, patronage refunds or similar payments from CoBank ACB or the Rural Telephone Bank, Buyer shall cause to be paid to the Sellers a prorated amount thereof based on the period for which such payments are attributable and the proportional ownership of TPGC by the Sellers and Buyer during such period.

            (b) Buyer, the Sellers and TPGC hereby agree that if the proceeding identified in item D. of Section 3.15 of the Disclosure Schedule (the "Florida Subsidy Dispute") is resolved prior to June 30, 2000 and the Closing has occurred on or prior to such date, then Buyer shall cause TPGC to pay, and TPGC shall pay, a prorated amount of the proceeds received as a result of such resolution to the Sellers based on the period for which the subsidies (and any interest, income or earnings in respect thereof) constituting such amount are attributable and the proportional ownership of TPGC by the Sellers and Buyer during such period. Notwithstanding anything in this Agreement to the contrary, Buyer shall consent to any settlement, waiver or release related to resolution of the Florida Subsidy Dispute as long as any such settlement, waiver or release could not reasonably be expected to have a Material Adverse Effect after the Closing.

      Section 5.14. FINANCING. Buyer shall use commercially reasonable efforts to maintain the Financing or, upon the written consent of the Sellers, to obtain alternative financing sufficient for Buyer to consummate the transactions contemplated by this Agreement.


ARTICLE 6. CONDITIONS TO CLOSING

      Section 6.1 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to purchase the Shares shall be subject to the satisfaction or waiver by Buyer of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND TPGC TO BE TRUE; COMPLIANCE WITH COVENANTS. The Sellers and TPGC shall have complied in all material respects with their covenants to be performed in whole or in part prior to the Closing, and the representations and warranties of the Sellers and TPGC in Article 3 shall be true and correct as of the Closing (without regard to the materiality or Material Adverse Effect qualifiers set forth therein), except for
(i) such representations or warranties that are made expressly as of an earlier date and, (ii) to the extent that any breach of such representations and warranties has not, individually or in the aggregate, had a Material Adverse Effect. The Sellers and TPGC each shall have delivered to Buyer certificates, dated the Closing Date, to the effect that the conditions set forth in this
Section 6.1(a) have been satisfied as of such date.

            (b) NO INJUNCTION OR OTHER GOVERNMENTAL ACTION. No preliminary or permanent injunction or other order issued by any court of competent jurisdiction or by any governmental or regulatory body or any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity after the date of this Agreement which prohibits the consummation of the transactions contemplated hereby shall be in effect; and (ii) no Governmental Entity shall have instituted any suit, action, or legal or administrative proceeding to restrain, enjoin or otherwise question the validity or legality of the transactions contemplated by this Agreement and no order or decree so restraining or enjoining such transactions shall be in effect.

            (c) STATUTORY REQUIREMENTS; REQUIRED CONSENTS. (i) All required waiting periods under the HSR Act shall have expired or been terminated; and
(ii) all FCC Consents and Non-FCC Consents necessary to effect the sale of the Shares to Buyer shall have occurred or been obtained.

            (d) TERMINATION OF CERTAIN RIGHTS. Upon receipt of the amounts directed by the Sellers pursuant to Section 2.2(a), (i) the Stock Option Holders shall have delivered releases of their rights under the Lewis Agreement and the Di Pauli Agreement, as applicable, in form and substance reasonably satisfactory to Buyer, and (ii) the Plan Participants shall have delivered releases of their rights under the Participation Plan in form and substance reasonably satisfactory to Buyer, in either case, without liability to Buyer, TPGC or any Subsidiary.

            (e) DELIVERIES. Each of the deliveries required under Section 2.5(b) shall have been made to the reasonable satisfaction of Buyer.

            Section 6.2 CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligation of the Sellers to sell the Shares shall be subject to the satisfaction or waiver by the Sellers of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES OF BUYER TO BE TRUE; COMPLIANCE WITH COVENANTS. Buyer shall have complied in all material respects with its covenants to be performed in whole or in part prior to the Closing, and the representations and warranties of Buyer in Article 4 shall be true and correct in all material respects as of the Closing, except for representations or warranties made expressly as of some other date, which shall be true and correct in all material respects as of such other date. Buyer shall have delivered to the Sellers a certificate, dated the Closing Date, to the effect that the conditions set forth in this Section 6.2(a) have been satisfied as of such date.

            (b) NO INJUNCTION OR OTHER GOVERNMENTAL ACTION. (i) No preliminary or permanent injunction or other order issued by any court of competent jurisdiction or by any governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity after the date of this Agreement which prohibits the consummation of the transactions contemplated hereby shall be in effect, and (ii) no Governmental Entity shall have instituted any suit, action, or legal or administrative proceeding to restrain, enjoin or otherwise question the validity or legality of the transactions contemplated by this Agreement and no order or decree so restraining or enjoining such transactions shall be in effect.

            (c) STATUTORY REQUIREMENTS; REQUIRED CONSENTS. (i) All required waiting periods under the HSR Act shall have expired or been terminated; and
(ii) all FCC Consents and Non-FCC Consents necessary to effect the sale of the Shares to Buyer shall have occurred or been obtained.

            (d) DELIVERIES. Each of the deliveries required under Section 2.5(a) shall have been made to the reasonable satisfaction of the Sellers.

ARTICLE 7. INDEMNIFICATION

      Section 7.1 INDEMNIFICATION BY THE SELLERS.

            (a) Subject to the limitations set forth in this Article 7, including without limitation Section 7.5, the Sellers shall indemnify, defend and hold Buyer harmless from and against any and all liabilities, losses, damages, Taxes, costs and expenses (collectively, "Indemnifiable Losses") asserted against, imposed on, or incurred or suffered by Buyer as a result of any of the following:

                  (i) the inaccuracy (without regard to materiality or Material Adverse Effect qualifiers set forth therein) of any representation or the breach of any warranty set forth in Article 3 or in any agreement or certificate executed and delivered by the Sellers pursuant to this Agreement;

                  (ii) the non-fulfillment of any unwaived covenant or agreement on the part of the Sellers set forth in this Agreement or in any agreement or certificate executed and delivered pursuant to this Agreement; and

                  (iii) any and all actions, suits, claims, proceedings, investigations, audits, examinations, demands, assessments, fines, judgments, settlements, interest, penalties, costs, remedial actions and other expenses (including without limitation reasonable audit, engineering, consulting and legal fees) pertaining to or arising out of any of the foregoing.

            (b) The obligations of the Sellers hereunder shall be several, in proportion to their ownership of the Shares on the date hereof as shown in
Section 3.4 of the Disclosure Schedule, except that prior to the Closing, the Sellers shall have no liability hereunder whatsoever and TPGC shall have exclusive liability for all obligations of the Sellers and TPGC hereunder.

      Section 7.2  INDEMNIFICATION BY BUYER.

            (a) Subject to the limitations set forth in this Article 7, including without limitation Section 7.5, Buyer shall indemnify, defend and hold the Sellers and TPGC harmless from and against any and all Indemnifiable Losses asserted against, imposed on, or incurred or suffered by the Sellers as a result of any of the following:

                  (i) the inaccuracy (without regard to materiality or Material Adverse Effect qualifiers set forth therein) of any representation or the breach of any warranty set forth in Article 4 or in any agreement or certificate executed and delivered by Buyer pursuant to this Agreement;

                  (ii) the nonfulfillment of any unwaived covenant or agreement on the part of Buyer set forth in this Agreement or in any agreement or certificate executed and delivered pursuant to this Agreement; and (iii) any and all actions, suits, claims, proceedings, investigations, audits, examinations, demands, assessments, fines, judgments, settlements, interest, penalties, costs, remedial actions and other expenses (including without limitation reasonable audit, engineering, consulting and legal fees) pertaining to or arising out of any of the foregoing.

            (b) Buyer agrees to pay and to indemnify, reimburse and hold harmless the Sellers, and their successors from and against (i) any and all liabilities included as Adjustment Liabilities for purposes of determining Working Capital and (ii) any and all Taxes of TPGC and the Subsidiaries payable with respect to, and any Taxes reflected on Tax Returns required to be filed by TPGC and the Subsidiaries with respect to, any taxable period of TPGC and the Subsidiaries beginning as of the Effective Time, whether such Taxes are imposed directly on TPGC and the Subsidiaries or as a result of including TPGC and the Subsidiaries in consolidated or combined returns filed with respect to Buyer, as a member of a consolidated group.

      Section 7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto shall survive the Closing and shall expire twelve (12) months after the Closing Date, other than with respect to Section 3.6 which shall survive until the 30th day following the expiration of the applicable statute of limitations and other than with respect to Section 3.3. No action or proceeding may be brought with respect to any of the representations and warranties unless written notice thereof, setting forth in reasonable detail the nature of the claimed misrepresentation or breach of warranty and otherwise complying with Section 7.4, is delivered to the party from whom indemnification is sought prior to the expiration of such twelve-month period.

      Section 7.4 METHOD OF ASSERTING CLAIMS. The party seeking indemnification (the "Indemnitee") from the party from whom indemnification is claimed (the "Indemnitor") shall follow the following conditions and procedures:

            (a) In the event that any claim or demand for which an Indemnitee may claim indemnity is asserted against or sought to be collected from an Indemnitee by a third party, the Indemnitee shall notify the Indemnitor within 20 days following the receipt by the Indemnitee of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Failure of an Indemnitee to so notify an Indemnitor within such 20 day period shall not relieve an Indemnitor of its obligation to indemnify the Indemnitee for such claim or demand unless the delay in giving notice of such claim or demand in fact materially prejudices the defense of such claim or demand. Any party hereto against whom a claim or demand is asserted by a third party shall, without prejudice to any right of indemnification hereunder, appropriately respond to such claim or demand (whether by answer, denial, request for extension of time or other action) to such claim or demand within any applicable time period, so as to preserve any rights or remedies it or any other party may have against the Person making such claim or demand.

            (b) An Indemnitor shall have 30 days from the date on which the Claim Notice is duly given (the "Notice Period") to notify an Indemnitee (i) whether or not it disputes the liability of the Indemnitor to the Indemnitee hereunder with respect to such claim or demand and (ii) whether or not the Indemnitor desires to defend the Indemnitee against such claim or demand. In the event an Indemnitor notifies an Indemnitee within the Notice Period that it desires to defend the Indemnitee against such a claim or demand from the Indemnitee, then except as hereinafter provided the Indemnitor shall defend, at its sole cost and expense, the Indemnitee by appropriate proceedings, and shall control the conduct of such defense; provided, however, that the Indemnitor shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation. If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

            (c) Prior to an Indemnitor's settling any claim or demand the defense of which it has assumed control, the Indemnitor shall obtain the Indemnitee's approval, confirmed in writing in accordance with the notice provisions hereof, which approval shall not be unreasonably withheld or delayed. If an Indemnitee notifies an Indemnitor of its disapproval of such settlement, the Indemnitee shall thereupon become liable, from and after the date of its disapproval, for the amount of any award, judgment, costs or expenses (including attorney fees) in excess of the proposed settlement amount and shall have the right to elect to control the defense of such claim at its sole cost and expense.

            (d) In the event an Indemnitee should have a claim against an Indemnitor hereunder which does not involve a claim or demand being asserted against or sought to be collected from the Indemnitee (or TPGC or the Subsidiaries, if Buyer is the Indemnitee) by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the

Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the Indemnitor shall be liable for the amount of any resulting Indemnifiable Losses.

      Section 7.5 LIMITATIONS ON INDEMNIFICATION.

            (a) The amount of any claim for indemnification of Indemnifiable Losses by an Indemnitee shall be reduced by any Tax, insurance or other benefits that such Indemnitee or its affiliates receive in respect of or as a result of such claim or the facts or circumstances relating thereto. If any Indemnifiable Losses for which indemnification is provided hereunder are subsequently reduced by any tax benefit, insurance payment or other recovery from a third party, the amount of such reduction shall be remitted immediately to the Indemnitor.

            (b) Notwithstanding any other provision of this Agreement or of any applicable law, no Indemnitee will be entitled to make a claim against an Indemnifying Party under this Article 7 until the aggregate amount of claims that may be asserted for Indemnifiable Losses exceeds, and only to the extent which such Indemnifiable Losses exceed, $1,000,000.

            (c) Notwithstanding any other provision of this Agreement or of any applicable law, the indemnification obligations of the Sellers and TPGC under this Agreement shall not exceed, in the aggregate, an amount equal to three percent of the Purchase Price, except that the indemnification obligations that arise as a result of a breach of Section 3.3, 3.6 or 3.16 may exceed three percent but shall not exceed, in the aggregate together with all other indemnification obligations of the Sellers, an amount equal to one hundred percent of the Purchase Price less the $1,000,000 deductible set forth in
Section 7.5(b).

            (d) No Indemnitor shall be liable to or obligated to indemnify any Indemnitee hereunder for any consequential, special, multiple, punitive or exemplary damages, including but not limited to damages arising from loss or interruption of business, profits, business opportunities or goodwill, loss of use of facilities, loss of capital, claims of customers, or any cost or expense related thereto, except to the extent such damages have been recovered by a third Person and are the subject of a third party claim for which indemnification is available under the express terms of this Section 7.

            (e) The Sellers, TPGC and Buyer shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

            (f) (i) Anything in this Agreement or applicable law to the contrary notwithstanding, other than claims pursuant to this Article 7 and other than claims based on fraud, and subject to the limitations set forth herein, after the Closing, none of the Sellers, their respective affiliates or any of their respective officers, partners, employees or agents shall have any obligation or liability to Buyer under this Article 7 or otherwise, and Buyer will not have any claim or recourse against the Sellers, their respective affiliates or any of their respective officers, partners, employees or agents as a result of the breach of any representation, warranty, covenant or agreement of the Sellers contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement and the provisions of this Article 7 shall be the sole and exclusive remedy for any such claim by Buyer for any such matters, whether such claims are framed in contract, tort or otherwise.

                  (ii) Anything in this Agreement or applicable law to the contrary notwithstanding, other than claims pursuant to this Article 7 and other than claims based on fraud, and subject to the limitations set forth herein, after the Closing, none of Buyer, its affiliates or any of its officers, directors, shareholders, employees or agents shall have any obligation or liability to the Sellers and, other than claims pursuant to this Article 7, the Sellers will not have any claim or recourse against Buyer, its affiliates or any of its officers, directors, shareholders, employees or agents, in each case, as a result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement and the provisions of this Article 7 shall be the sole and exclusive remedy for any such claim by the Sellers for any such matters, whether such claims are framed in contract, tort or otherwise.

ARTICLE 8. TERMINATION OF AGREEMENT; PAYMENT OF EXPENSES; WAIVER OF CONDITIONS

      Section 8.1 TERMINATION OF AGREEMENT. Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time (such date of termination being the "Termination Date") before the Closing Date as follows, and in no other manner:

            (a) MUTUAL CONSENT. By mutual written consent of Buyer and the Sellers;

            (b) BY THE SELLERS. By the Sellers upon the material breach of this Agreement by Buyer, including the failure by Buyer to proceed with the Closing, notwithstanding the satisfaction of each of the conditions to Closing set forth in Section 6.1, whereupon the Sellers shall be entitled to pursue such remedies at law or equity as may be available to them;

            (c) BY BUYER. By Buyer upon the material breach of this Agreement by the Sellers, including the failure by the Sellers to proceed with the Closing, notwithstanding the satisfaction of each of the conditions to Closing set forth in Section 6.2, whereupon Buyer shall be entitled to pursue such remedies at law or equity as may be available to it; or

            (d) EXPIRATION DATE. By either Buyer or the Sellers if the Closing shall not have occurred on or prior to the first anniversary of the date hereof, which date may be extended by mutual agreement of Buyer and the Sellers or by either Buyer or the Sellers for an additional three months if the Required Consents have not been granted by such date and the entity requesting such extension has diligently pursued such approvals and consents; provided, however, that no entity may terminate this Agreement in accordance with this Section 8.1(d) if the failure to consummate the Closing shall be due to the action or failure to act of the party seeking to terminate this Agreement in violation of its covenants under this Agreement, in which case, the foregoing date shall be extended by the period of delay due to such action or failure to act.

      Section 8.2 PAYMENT OF EXPENSES; WAIVER OF CONDITIONS. In the event that this Agreement shall be terminated pursuant to Section 8.1 (other than pursuant to Sections 8.1(b) or Section 8.1(c)), all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party to any other party hereto and each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, its auditors and its actuaries, provided, however, that if this Agreement shall be terminated pursuant to
Section 8.1(d), such termination shall not release any party hereto from any liability that such party may have for any breach occurring prior to the Termination Date of any representation, warranty or covenant made by such party in this Agreement.

ARTICLE 9. MISCELLANEOUS

      Section 9.1 AMENDMENTS. Subject to applicable law, this Agreement and any exhibit or schedule attached hereto may only be amended by an instrument in writing duly signed by or on behalf of each of the parties hereto.

      Section 9.2 FEES AND EXPENSES. Any transfer taxes, recordation taxes, sales taxes, document stamps, filing fees, or other charges levied by any Governmental Entity on account of the transfer of the Shares from Sellers to Buyer shall be paid by Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

      Section 9.3 PUBLIC ANNOUNCMENTS. The parties hereto agree that press releases and other public communications of any sort relating to this Agreement or the transactions contemplated hereby are subject to the approval of all the parties hereto, such approval not to be unreasonably withheld or delayed.

      Section 9.4 GOVERNING LAW. This agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflicts of laws provisions thereof.

      Section 9.5 NOTICES. All communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of receipt if served personally or by confirmed facsimile or other similar communication (in which case, a confirming copy will be sent in accordance with clause (ii)),
(ii) on the first day after sending if sent for guaranteed next day delivery by FedEx or other nationally recognized next-day courier service or (iii) on the fourth business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

                        If to Buyer:
                        MJD Ventures, Inc.
                        c/o MJD Communications, Inc.
                        521 East Morehead Street, Suite 250
                        Charlotte, North Carolina 28202
                        Attention: Mr. Eugene B. Johnson
                        Phone: (704) 344-8150
                        Fax: (704) 344-8121

                        With a copy to:

                        Paul, Hastings, Janofsky & Walker LLP
                        399 Park Avenue
                        New York, New York 10022
                        Attention: Neil A. Torpey, Esq.
                        Phone: (212) 318-6034
                        Fax: (212) 319-4090

                        If to the Sellers or TPGC:

                        TPG Communications, Inc.
                        c/o Key Capital Group, Inc.
                        Dadeland Tower, Suite 603
                        9500 Dadeland Boulevard
                        Miami, FL 33156
                        Attention:  J. Milton Lewis
                        Facsimile:  305-670-7817

                        With a copy to:

                        Texas Pacific Group
                        201 Main Street, Suite 2420
                        Ft. Worth, TX 76102
                        Attention:  Richard Ekleberry, Esq.
                        Facsimile:  817-871-4010

                        and to:

                        Dow, Lohnes & Albertson PLLC
                        1200 New Hampshire Avenue, N.W.
                        Suite 800
                        Washington, D.C. 20036
                        Attention:  Stuart A. Sheldon, Esq.
                        Facsimile:  202-776-2222

Any party may change its address for purposes of this Section 9.5 by giving the other parties hereto notice of the new address in the manner set forth above.

      Section 9.6 ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties and any purported assignment made without the consent of the other parties shall be void. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to an affiliate without the prior consent of the Sellers or TPGC, provided that:
(i) such assignee executes documentation reasonably satisfactory to Sellers evidencing such assignment; (ii) Buyer remains liable to perform the obligations in full to be performed by Buyer hereunder; and (iii) no such assignment would be reasonably likely to hinder or delay the Closing as reasonably determined by the Sellers. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Sellers and Buyer.

      Section 9.7 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the Disclosure Schedule and other documents delivered pursuant hereto, referred to herein or executed and delivered in connection with the transactions contemplated hereby, together with the Confidentiality Agreement, contain the entire agreement among Buyer, the Sellers and TPGC with respect to the transactions contemplated herein and, except as provided herein, supersede all previous negotiations, commitments and writings.

      Section 9.8 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      Section 9.9 COUNTERPARTS. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original.

      Section 9.10 EXCLUSIVE BENEFITS. Nothing in this Agreement is intended to confer any rights or remedies, whether express or implied, under or by reason of this Agreement, on any Persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement.

      Section 9.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to Buyer, the Sellers or TPGC, upon any breach or default of Buyer, the Sellers or TPGC, respectively, under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

      Section 9.12 CONSTRUCTION. This Agreement is to be deemed to have been prepared jointly by the parties hereto after arms length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts.

            IN WITNESS WHEREOF, each of the Sellers, TPGC and Buyer has caused this Agreement to be duly executed on its behalf, as of the day and year first above written.

                                      SELLERS:

                                      TPG PARTNERS, L.P.
                                        By:  TPG GenPar, L.P.
                                          By: TPG Advisors, Inc.

                                          By: /s/ RICHARD P. SCHIFTER
                                              --------------------------------
                                              Name: Richard P. Schifter
                                              Title:  Vice President

                                      TPG PARALLEL I, L.P.

                                        By:  TPG GenPar, L.P.
                                          By: TPG Advisors, Inc.

                                          By: /s/ RICHARD P. SCHIFTER
                                              ---------------------------------
                                              Name: Richard P. Schifter
                                              Title:  Vice President

                                        /s/ J. MILTON LEWIS
                                        ---------------------------------------
                                        J. MILTON LEWIS

                                        /s/ ROBERT DI PAULI
                                        ---------------------------------------
                                        ROBERT DI PAULI

                                        BUYER:

                                        MJD VENTURES, INC.

                                        By:  /s/ EUGENE B. JOHNSON
                                        ---------------------------------------
                                            Name: Eugene B. Johnson
                                            Title: Executive Vice President

                                        TPGC:

                                        TPG COMMUNICATIONS, INC.

                                        By:  /s/ JOHN MILTON LEWIS
                                        ---------------------------------------
                                                 Name: John Milton Lewis
                                                 Title:  President